SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. 1)


Check the appropriate box:

[X] Preliminary proxy statement.            [ ]  Confidential, for use of the Commission only
[ ] Definitive proxy statement.                      (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              NUMED SURGICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)


                                      None.
--------------------------------------------------------------------------------
    (Name of person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[ ]  No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         (1) Title of each class of securities to which transaction applies:

                     Common Stock, par value $.001 per share
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

                                2,400,000 shares
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             $.0547 per share; Based on Total Assets of acquired company
--------------------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

                                   $131,428.00
--------------------------------------------------------------------------------
         (5) Total fee paid:


                                     $26.29
--------------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) Amount Previously Paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:
--------------------------------------------------------------------------------

                              NUMED SURGICAL, INC.
                            7270 Sawgrass Point Drive
                          Pinellas Park, Florida, 33782


                                                                January 25, 1999

Dear NuMed Shareholder:

         On behalf of the Board of Directors, you are cordially invited to attend a Special Meeting of the Shareholders of NuMed Surgical, Inc., ("NuMed" or the "Company") to be held at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on Wednesday February 24, 1999, at 9:30 a.m., local time.

         As described in the enclosed Proxy Statement, Shareholders will be asked to consider and vote upon a proposal to approve a one-for-fifty reverse split (the "Reverse Stock Split") of the common stock, $.001 par value per share, of NuMed ("NuMed Common Stock"). If the Reverse Stock Split is approved, NuMed Shareholders will then be asked to consider and vote upon a proposed merger (the "Merger") of Nutriceuticals.com Corporation, a development stage, Florida corporation ("Nutriceuticals.com"), with and into NuMed, with NuMed as the corporation surviving the Merger, pursuant to an Agreement and Plan of Merger, dated January 15, 1999, by and among NuMed and Nutriceuticals.com (the "Merger Agreement"). The Merger Agreement provides that the shareholders of Nutriceuticals.com will receive, after consummation of the Reverse Stock Split, one (1) share of NuMed Common Stock in exchange for each issued and outstanding share of common stock, no par value per share, of Nutriceuticals.com.

         Further information concerning the Reverse Stock Split and the Merger is contained in the accompanying Notice of Special Meeting and the Proxy Statement. The Proxy Statement contains a detailed description of the Merger Agreement, its terms and conditions, and the transactions contemplated thereby. PLEASE REVIEW THESE MATERIALS CAREFULLY AND CONSIDER THOUGHTFULLY THE INFORMATION SET FORTH THEREIN.

         THE NUMED BOARD OF DIRECTORS BELIEVES THE REVERSE STOCK SPLIT AND THE MERGER ARE IN THE BEST INTERESTS OF THE NUMED SHAREHOLDERS, HAS UNANIMOUSLY APPROVED BOTH PROPOSALS, AND RECOMMENDS THAT THE NUMED SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT AND THE MERGER AGREEMENT.

         YOUR VOTE IS IMPORTANT! The Company's Board of Directors would greatly appreciate your attendance at the Special Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

         I look forward to seeing you at the Special Meeting of Shareholders, and I sincerely hope you will be able to attend.

                                               Very truly yours,



                                              /s/ JUGAL K. TANEGA
                                               --------------------
                                               Jugal K. Taneja
                                          CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER

                              NUMED SURGICAL, INC.
                            7270 SAWGRASS POINT DRIVE
                          PINELLAS PARK, FLORIDA, 33782


                    -----------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 24, 1999
                    -----------------------------------------


To the Shareholders
of NuMed Surgical, Inc.:


         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of NuMed Surgical, Inc., a Nevada corporation ("NuMed"), will be held at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on Wednesday, February 24, 1999, at 9:30 a.m., local time, for the following purposes:

                  (1) To consider and vote upon a proposal to reduce the number of outstanding shares of the common stock, par value $.001 per share, of NuMed ("NuMed Common Stock"), through a one-for-fifty reverse split of such outstanding shares (the "Reverse Stock Split"); and if applicable,

                  (2) To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement") by and between Nutriceuticals.com Corporation, a development stage, Florida corporation ("Nutriceuticals.com") and NuMed, pursuant to which Nutriceuticals.com will be merged with and into NuMed (the "Merger"), with NuMed as the corporation surviving the Merger, and in which (i) each issued and outstanding common share of Nutriceuticals.com will be converted into one (1) share of NuMed Common Stock, (ii) NuMed's corporate name will be changed to "Nutriceuticals.com Corporation," and (iii) the officers and directors of Nutriceuticals.com will become the officers and directors of NuMed after the Merger.

                  (3) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Reverse Stock Split and the Merger are more completely described in the accompanying Proxy Statement and a copy of the Merger Agreement is attached thereto as Appendix B.

         NuMed Shareholders may have certain dissenter's rights in connection with the proposed Merger. Shareholders' dissenter's rights are more fully discussed in the accompanying Proxy Statement and a copy of the relevant sections of the Nevada Revised Statutes are attached thereto as Appendix C.

         Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on January 15, 1999, are entitled to receive notice of, and to vote at, the Special Meeting. EACH SHAREHOLDER, EVEN THOUGH HE OR SHE MAY PRESENTLY INTEND TO ATTEND THE SPECIAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the Special Meeting may withdraw his or her proxy and vote in person on each matter brought before the Special Meeting.


                                          By Order of the Board of Directors

                                                  /s/ Jugal K. Taneja


                                                    Jugal K. Taneja,
Pinellas Park, Florida                           CHAIRMAN OF THE BOARD
January 25, 1999

                                 PROXY STATEMENT

                                       OF

                              NUMED SURGICAL, INC.

                         SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                FEBRUARY 24, 1999

                    -----------------------------------------

         This Proxy Statement is being furnished to the holders ("Shareholders") of the common stock, par value $.001 per share, of NuMed Surgical, Inc., a Nevada corporation ("NuMed" or the "Company"), in connection with the solicitation, by the Company's Board of Directors (the " Board of Directors"), of proxies for use at the Special Meeting of the Shareholders to be held on Wednesday, February 24, 1999 at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, and at any adjournment or postponement thereof (the "Special Meeting").

         At the Special Meeting Shareholders will be asked to consider and vote upon a proposal to approve a one-for-fifty reverse split (the "Reverse Stock Split") of the NuMed Common Stock. The proposed Reverse Stock Split would have the effect of reducing the number of outstanding shares of NuMed Common Stock, but would not reduce the total number of authorized shares of NuMed Common Stock from the existing 48,000,000 shares or change the par value of the NuMed Common Stock. No scrip or fractional share certificates for NuMed Common Stock will be issued in connection with the proposed Reverse Stock Split, but in lieu thereof all fractional shares will be rounded up to the nearest whole share. As of January 15 , 1999, the number of outstanding shares of NuMed Common Stock was 8,775,685. As a result of the Reverse Stock Split there will be approximately 175,500 shares of NuMed Common Stock outstanding. The purpose of the proposed Reverse Stock Split is to prevent a significant increase in the number of outstanding shares which would otherwise result from the proposed merger transaction described below. If the Reverse Stock Split is consummated, you will be informed of the time and method of effecting the exchange of your old stock certificates for new stock certificates.

         If the Reverse Stock Split is approved at the Special Meeting, Shareholders will also be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of January 15, 1999 (the "Merger Agreement") by and between Nutriceuticals.com Corporation, a development stage, Florida corporation ("Nutriceuticals.com"), and NuMed. The Merger Agreement provides for the merger of Nutriceuticals.com with and into NuMed, with NuMed being the surviving corporation (the "Merger"). Upon consummation of the Merger and the Reverse Stock Split, each issued and outstanding common share, no par value, of Nutriceuticals.com ("Nutriceuticals Common Stock") will be converted into the right to receive one (1) share of NuMed Common Stock, which is expected to result in the issuance of 2,400,000 shares or approximately ninety-three percent (93%) of the then outstanding shares of NuMed Common Stock, on a post-Reverse Stock Split basis (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Appendix B and is incorporated herein by reference.

         The Merger Consideration was not determined in an arm's length negotiation between the parties to the Merger because NuMed and Nutriceuticals.com have overlapping Boards of Directors and a common principal shareholder. In addition, the aggregate fair market value of the Merger Consideration is not readily ascertainable because there is no active trading market for the NuMed Common Stock, and because Nutriceuticals.com is a newly formed, development stage, privately held company. Due to the limited resources of NuMed and Nutriceuticals.com, an outside financial advisor was not engaged to ascertain the value or the fairness of the Merger Consideration.

         NuMed has certain key relationships with Nutriceuticals.com. A principal Shareholder of NuMed, Jugal K. Taneja, is also a principal shareholder of Nutriceuticals.com. In addition, Mr. Taneja is the Chairman of the Board and Chief Executive Officer ("CEO") of both NuMed and Nutriceuticals.com. Prior to the Merger and the Reverse Stock Split, Mr. Taneja may be deemed to have beneficial ownership of 27.56% of the shares of NuMed Common Stock. Giving effect to both proposals, Mr. Taneja's beneficial ownership interest will be 17.4% of the surviving corporation. Robert P. Ottman and Paul A. Santostasi are the only other members of the NuMed's Board of Directors. Mr. Santostasi is also a director of Nutriceuticals.com, however Mr. Ottman is not. Pursuant to the Merger Agreement, the officers and directors of Nutriceuticals.com will become the officers and directors of NuMed, and accordingly, Mr. Ottman will not be a director after the Merger.

         The affirmative vote of a majority of all the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding NuMed Common Stock is required to adopt the Merger Agreement. In order to take action on the Reverse Stock Split, and on any other matter submitted to the Shareholders at the Special Meeting, the votes cast in favor of the action must exceed the votes cast opposing the action. Directors and officers of NuMed and their affiliates own 2,542,491 shares of NuMed Common Stock, representing approximately 29% of the outstanding shares of NuMed Common Stock. Such persons intend to vote their shares in favor of the Merger and the Reverse Stock Split. The shareholders of Nutriceuticals.com have unanimously approved the Merger.

         THE BOARD OF DIRECTORS BELIEVES THE REVERSE STOCK SPLIT AND THE MERGER ARE IN THE BEST INTERESTS OF THE SHAREHOLDERS, HAS UNANIMOUSLY APPROVED BOTH PROPOSALS, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT AND THE MERGER AGREEMENT.

         All information set forth in this Proxy Statement with respect to NuMed has been furnished by NuMed, and all information set forth herein with respect to Nutriceuticals.com has been furnished by Nutriceuticals.com.

         This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Special Meeting, on or about January 25, 1999. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WITH THESE MATERIALS. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
SUMMARY OF PROXY STATEMENT....................................................1
         The Meeting..........................................................1
         The Reverse Stock Split..............................................2
         The Merger...........................................................4
         Summary of Comparative Financial Data................................8
THE SPECIAL MEETING OF SHAREHOLDERS...........................................9
         General Information..................................................9
         Voting and Revocation of Proxies.....................................9
         Solicitation of Proxies..............................................9
         Record Date and Voting Rights.......................................10
         Accountants.........................................................10
PROPOSAL  I - PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE SPLIT OF
THE OUTSTANDING SHARES OF NUMED COMMON STOCK.................................11
         Reasons for the Proposed Reverse Stock Split........................11
         Principal Effects...................................................11
         Fractional Shares...................................................12
         Exchange of Stock Certificates......................................12
         Effective Date......................................................12
         Federal Income Tax Consequences.....................................12
         Dissenters' Rights..................................................13
         Vote Required.......................................................13
PROPOSAL  II - THE MERGER....................................................13
         Description of the Merger...........................................14
         Effective Time of the Merger........................................14
         Background of the Merger............................................14
         The Merger Consideration............................................15
         Reasons for the Merger and Recommendation of the NuMed Board........15
         Conditions Precedent to the Merger..................................17
         Modification, Waiver and Termination................................17
         Failure to Approve the Merger.......................................17
         Federal Tax Consequences............................................18
         Interests of Certain Persons in the Merger..........................18
         Certain Effects of the Merger on the Rights of NuMed and
           Nutriceuticals.com Shareholders...................................19
         Accounting Treatment................................................19
         Restrictions on Resales of NuMed Common Stock Issued in the Merger..19
         Expenses ...........................................................19
         Rights of Dissenting Shareholders...................................20
PRICE RANGE OF COMMON STOCK AND DIVIDENDS....................................21
         Market Prices.......................................................21
         Dividends...........................................................21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS................................21
         NuMed    ...........................................................21
         Nutriceuticals.com..................................................22
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS...............25

MANAGEMENT...................................................................26
         Directors and Executive Officers of NuMed...........................26

         Directors and Officers of Nutriceuticals.com........................27

         Proposed Officers and Directors of Surviving Corporation............27
         Director Meetings and Committees....................................28
         Compensation of Directors...........................................29
         Certain Relationships and Related Transactions......................29
         Section 16(a) Beneficial Ownership Reporting Compliance.............29
COMPENSATION OF EXECUTIVE OFFICERS...........................................29
         Summary Compensation Table..........................................29
SUMMARY COMPENSATION TABLE...................................................30

DESCRIPTION OF CAPITAL STOCK.................................................30
         Common Stock........................................................30
         NuMed Preferred Stock...............................................30
EXPERTS......................................................................31

SHAREHOLDER PROPOSALS........................................................31

APPENDICES

APPENDIX A..................................................................A-1
APPENDIX B..................................................................B-1
APPENDIX C..................................................................C-1

                           SUMMARY OF PROXY STATEMENT

         THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION SET FORTH ELSEWHERE IN THIS PROXY STATEMENT AND IS NOT INTENDED TO BE COMPLETE. IT SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. SHAREHOLDERS OF NUMED ARE URGED TO READ THIS PROXY STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

         CERTAIN STATEMENTS CONTAINED IN THIS PROXY STATEMENT ARE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SUCH AS STATEMENTS RELATING TO FINANCIAL RESULTS, PLANS FOR FUTURE BUSINESS DEVELOPMENT ACTIVITIES, CAPITAL SPENDING OR FINANCING SOURCES, CAPITAL STRUCTURE AND THE EFFECTS OF REGULATION AND COMPETITION AND ARE THUS PROSPECTIVE. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, ECONOMIC CONDITIONS, COMPETITION AND OTHER UNCERTAINTIES DETAILED FROM TIME TO TIME IN NUMED'S FILINGS WITH THE COMMISSION.

THE MEETING
Date, Time and
   Place of Meeting.....................A Special Meeting of the shareholders of
                                        NuMed will be held on Wednesday,
                                        February 24, 1999, at the offices of
                                        Schifino & Fleischer, P.A., One Tampa
                                        City Center, 201 North Franklin Street,
                                        Suite 2700, Tampa, Florida, commencing
                                        at 9:30 a.m., local time. See, THE
                                        SPECIAL MEETING OF SHAREHOLDERS -
                                        GENERAL INFORMATION.

Record Date.............................January 15, 1999. See, THE SPECIAL
                                        MEETING OF SHAREHOLDERS - RECORD DATE
                                        AND VOTING RIGHTS.

Securities Entitled To Vote.............The holders of record at the close of business on January 15, 1999 (the "
                                        Record Date") of shares of NuMed Common
                                        Stock are entitled to notice of and to
                                        vote at the Special Meeting. See, THE
                                        SPECIAL MEETING OF SHAREHOLDERS - RECORD
                                        DATE AND VOTING RIGHTS.

Matter to be Considered.................At the Special Meeting, Shareholders
                                        will be asked to consider and vote on a
                                        proposal to amend the Company's Articles of Incorporation to effect a one-for-fifty reverse split of the issued and outstanding shares of NuMed Common Stock (the "Reverse Stock Split"); See, PROPOSAL I - PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF NUMED COMMON STOCK.

                                        If the Reverse Stock Split is approved
                                        by the NuMed Shareholders, they will
                                        then be asked to consider and vote on a
                                        proposed Merger pursuant to which
                                        Nutriceuticals.com will merge with and
                                        into NuMed and Nutriceuticals.com's
                                        shareholders will receive one (1) share
                                        of NuMed Common Stock for each share of
                                        Nutriceuticals.com's common stock owned.
                                        The Merger is to be effected pursuant to a Merger Agreement which contemplates the following related transactions: (a) an amendment to NuMed's Articles of Incorporation to change the name of NuMed to "Nutriceuticals.com
                                        Corporation"; and (b) the election of
                                        five (5) directors to serve as the
                                        directors of NuMed after the Merger,
                                        until the next annual meeting and until
                                        their successors are elected and
                                        qualified. See, PROPOSAL II- THE MERGER.

Required Vote...........................Each share of NuMed Common Stock will be entitled to one (1) vote on each of the
                                        proposals to be presented at the Special
                                        Meeting. See, THE SPECIAL MEETING OF
                                        SHAREHOLDERS - RECORD DATE AND VOTING
                                        RIGHTS.

                                        In order to take action on the Reverse
                                        Stock Split, and on any other matter
                                        submitted to shareholders at a meeting
                                        where a quorum is present (other than
                                        the Merger), the votes cast in favor of
                                        the action must exceed the votes cast
                                        opposing the action. See, The Special
                                        Meeting of the Shareholders of NuMed -
                                        Record Date and Voting Rights. To
                                        approve and adopt the Merger Agreement,
                                        the affirmative vote of a majority of
                                        all the votes entitled to be cast at the Special Meeting by the holders of the issued and outstanding NuMed Common Stock is required to adopt the Merger Agreement. See, THE SPECIAL MEETING OF SHAREHOLDERS - RECORD DATE AND VOTING RIGHTS.

Shares Owned by Directors
     and Officers.......................The directors and executive officers of
                                        NuMed and their affiliates beneficially
                                        own approximately 29% of the shares of
                                        NuMed Common Stock entitled to vote at
                                        the Special Meeting. The directors and
                                        executive officers of NuMed have
                                        indicated their intention to vote such
                                        shares "FOR" the adoption of the Merger
                                        Agreement and the Reverse Stock Split.
                                        See, THE SPECIAL MEETING OF SHAREHOLDERS
                                        - RECORD DATE AND VOTING RIGHTS; and
                                        PROPOSAL II - INTERESTS OF CERTAIN
                                        PERSONS IN THE MERGER.

THE REVERSE STOCK SPLIT
Reasons for the
     Reverse Stock Split................The purpose of the proposed Reverse
                                        Stock Split is to prevent a significant
                                        increase in the number of outstanding
                                        shares of NuMed Common Stock as a result of the Merger, by reducing the number of such shares presently outstanding, and thereby significantly reducing the number of such shares to be issued in the Merger. See, PROPOSAL I - REASONS FOR THE REVERSE STOCK SPLIT.

Principal Effects ......................Based upon the number of shares of NuMed
                                        Common Stock outstanding on January 15 ,
                                        1999, the proposed one- for-fifty
                                        Reverse Stock Split would decrease the
                                        outstanding shares of NuMed Common Stock from 8,775,685 to approximately 175,500 shares, which will continue to be held by NuMed's approximately 540 shareholders of record. See, PROPOSAL I
                                        - PRINCIPAL EFFECTS.

Fractional Shares  .....................No scrip or fractional shares for NuMed
                                        Common Stock will be issued in
                                        connection with the proposed Reverse
                                        Stock Split. All fractional shares will
                                        be rounded up to the nearest whole
                                        share. See, PROPOSAL I - FRACTIONAL
                                        SHARES.

Exchange of Stock Certificates .........Holders of NuMed Common Stock will be notified and requested to surrender
                                        their old NuMed Common Stock
                                        certificates for new certificates
                                        representing the number of whole shares
                                        of NuMed Common Stock after the Reverse
                                        Stock Split. Shareholders should NOT
                                        forward their certificates until they
                                        receive a letter of instruction from the Exchange Agent. See, PROPOSAL I - EXCHANGE OF STOCK CERTIFICATES.

Effective Date .........................Following approval, the Reverse Stock
                                        Split will become effective as of 5:00
                                        p.m., E.S.T. on the date of the filing
                                        of an amendment to NuMed's Articles of
                                        Incorporation with the Department of
                                        State of Nevada (the "Effective Date").
                                        See, PROPOSAL I - EFFECTIVE DATE.

Federal Income Tax Consequences ........The Reverse Stock Split will qualify as a tax-free recapitalization for NuMed
                                        and the Shareholders. Shares of NuMed
                                        Common Stock in the hands of a
                                        Shareholder after the Reverse Stock
                                        Split will have an aggregate basis for
                                        computing gain or loss equal to the
                                        aggregate basis of the shares of NuMed
                                        Common Stock held by such Shareholder
                                        immediately prior to the proposed
                                        Reverse Stock Split, increased by any
                                        gain recognized from the rounding of
                                        fractional shares to the nearest next
                                        whole share. A Shareholder's holding
                                        period for the NuMed Common Stock after
                                        the Reverse Stock Split will not change.
                                        See, PROPOSAL I - FEDERAL INCOME TAX
                                        CONSEQUENCES.

Appraisal Rights .......................Dissenting Shareholders have no appraisal rights under Nevada law or
                                        under the Company's Articles or By-laws
                                        in
                                        connection with the Reverse Stock Split.
                                        See, PROPOSAL I - DISSENTER'S RIGHTS.

THE MERGER
General ................................The Merger Agreement provides that
                                        Nutriceuticals.com, a development stage
                                        corporation, will be merged with and
                                        into NuMed, with NuMed being the
                                        corporation surviving the Merger. See,
                                        PROPOSAL II - DESCRIPTION OF THE MERGER.

Parties to the Merger:
         NuMed..........................NuMed was organized in 1993 as a Nevada corporation, and was engaged in the
                                        health care industry until the fourth
                                        quarter of its fiscal year ended March
                                        31, 1998, in which NuMed sold its major
                                        product line and subsequently liquidated the remaining portions of the business. NuMed currently has no business operations, and has no material assets or liabilities. NuMed files reports with the Securities and Exchange Commission pursuant to Section 12(g) of the Exchange Act. The mailing address and telephone number of the principal executive offices of NuMed is 7270 Sawgrass Point Drive, Pinellas Park, Florida, 33782, and (272) 524-3227. See,
                                        PROPOSAL II - BACKGROUND OF THE MERGER.

         Nutriceuticals.com.............Nutriceuticals.com is a development stage company which was organized in
                                        Florida in September 1998 to engage in
                                        the Internet vitamin industry.
                                        Nutriceuticals.com is presently
                                        developing an Internet Website and a
                                        transaction processing system to manage
                                        inventory, orders and shipping. The
                                        mailing address and telephone number of
                                        the principal executive offices of
                                        Nutriceuticals.com is 6950 Bryan Dairy
                                        Road, Largo, Florida 33777, (813) 544-
                                        8866. See, PROPOSAL II - BACKGROUND OF
                                        THE MERGER.

         Common Management .............NuMed has certain key relationships with
                                        Nutriceuticals.com. A principal
                                        Shareholder of NuMed, Jugal K. Taneja,
                                        is also a principal shareholder of
                                        Nutriceuticals.com. In addition, Mr.
                                        Taneja is the Chairman of the Board and
                                        Chief Executive Officer ("CEO") of both
                                        NuMed and Nutriceuticals.com. Pursuant
                                        to the Merger Agreement, the officers
                                        and directors of Nutriceuticals.com will become the officers and directors of NuMed. See, PROPOSAL II - INTERESTS OF CERTAIN PERSONS IN THE MERGER; and MANAGEMENT.

Reasons for Merger .....................In the fourth quarter of the Company's fiscal year ended March 31, 1998, NuMed
                                        divested itself of its major product
                                        line, and subsequently liquidated its
                                        remaining assets.

                                        NuMed presently has no material assets
                                        or liabilities. In October 1998, due to
                                        the relationship of the management of
                                        NuMed and Nutriceuticals.com,
                                        consideration was given as to combining
                                        the companies through a merger. The
                                        Board of Directors unanimously approved
                                        the Merger and the Merger Agreement
                                        concluding that the Merger is in the
                                        best interests of the Shareholders based on several factors including the following: (i) the comparable balance sheets of the parties; (ii) the future earning prospects of Nutriceuticals.com and the vitamin/nutriceuticals industry in general; and (iii) the relative advantages and the risks of the Merger. See, PROPOSAL II - REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARD OF DIRECTORS.

Merger Consideration....................Shareholders of Nutriceuticals.com will receive in the Merger, in exchange for
                                        each issued and outstanding share of
                                        Nutriceuticals Common Stock, one (1)
                                        share of NuMed Common Stock, on a
                                        post-Reverse Stock Split basis. The
                                        shares of NuMed Common Stock to be
                                        received by shareholders of
                                        Nutriceuticals Common Stock pursuant to
                                        the Merger Agreement are referred to
                                        herein as the "Merger Consideration."
                                        See, PROPOSAL II - THE MERGER
                                        CONSIDERATION.

                                        The Merger Consideration was not
                                        obtained in an arm's length negotiation, and the aggregate fair market value of the Merger Consideration is not readily ascertainable given the limited and sporadic trading in NuMed Common Shares. The NuMed Board did not obtain an outside financial advisor to ascertain the value of the parties, or the value or fairness of the Merger Consideration. See, PROPOSAL II - THE MERGER
                                        CONSIDERATION.

Conversion of
     Nutriceuticals Common Stock .......Upon consummation of the Merger, all outstanding shares of Nutriceuticals
                                        Common Stock will cease to be
                                        outstanding and will be converted into
                                        the right to receive the Merger
                                        Consideration. See, PROPOSAL II - THE
                                        MERGER CONSIDERATION.

Effective Date and Time.................Upon approval of the Merger Agreement by the Shareholders at the Special Meeting, and the satisfaction or waiver (where permissible) of the other Merger conditions, including the approval and the consummation of the Reverse Stock Split proposal, the Merger will be consummated and become effective at the time at which Articles of Merger meeting the requirements of the Nevada General Corporate Law (the "Nevada GCL") and Articles of Merger meeting the requirements of the Florida Business

                                        Corporation Act ("FBCA") shall be
                                        delivered to the Secretary of State of
                                        Nevada and to the Secretary of State of
                                        Florida, respectively, for filing, which ever is later, (the time of such latter filing being the "Effective Time" and the day of such latter filing being the "Effective Date"). It is expected that the Effective Time will be promptly following completion of the Special Meeting. See, PROPOSAL II - EFFECTIVE TIME OF MERGER.

Appraisal Rights........................Shareholders may be entitled to appraisal rights in connection with the
                                        Merger under the provisions of the
                                        Nevada GCL. Any Shareholder who desires
                                        to exercise his or her statutory
                                        dissenter's rights must, before the vote is taken, submit a written demand for the payment of his or her shares. Shareholders who vote in favor of the Merger may not exercise dissenter's rights. FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS OF THE NEVADA GCL WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. See, See, PROPOSAL II - RIGHTS OF DISSENTING SHAREHOLDERS.

                                        The obligation of NuMed to effect the
                                        Merger is subject to the condition,
                                        which it may waive, that the holders of
                                        no more than five percent (5%) of the
                                        NuMed Common Stock have duly demanded
                                        appraisal of their shares at the time
                                        the Merger is to be consummated. See,
                                        PROPOSAL II - CONDITIONS PRECEDENT TO
                                        THE MERGER.

Federal Tax Consequences................The Merger is expected to be a tax-free reorganization within the meaning of
                                        Section 368(a) of the Internal Revenue
                                        Code of 1986, as amended (the "Code").
                                        Assuming that the Merger so qualifies,
                                        no gain or loss will be recognized for
                                        federal income tax purposes by holders
                                        of NuMed Common Stock. See, PROPOSAL II
                                        - THE MERGER - FEDERAL INCOME TAX
                                        CONSEQUENCES.

Conditions..............................The Merger is conditioned upon the consummation of the Reverse Stock Split.
                                        In addition, the Merger Agreement
                                        contains customary representations and
                                        warranties of the parties, as well as
                                        customary covenants regarding the
                                        conduct of the respective businesses of
                                        NuMed and Nutriceuticals.com prior to
                                        the Effective Time. Each party's
                                        obligation to consummate the Merger is
                                        subject to the satisfaction of such
                                        customary consents and conditions prior
                                        to the Effective Time as set forth in
                                        the Merger Agreement. See, PROPOSAL II -
                                        CONDITIONS PRECEDENT TO THE MERGER.

Termination.............................The Merger Agreement may be terminated before the consummation of the Merger by either NuMed or Nutriceuticals.com under various circumstances, including the failure to consummate the Merger on or before April 30, 1999. See, PROPOSAL II
                                        - MODIFICATION, WAIVER, AND TERMINATION.

Accounting Treatment....................The Merger will be accounted for as a capital transaction equivalent to the
                                        issuance of stock by Nutriceuticals.com
                                        for NuMed's net assets, accompanied by a recapitalization of Nutriceuticals.com.
                                        See, PROPOSAL II - ACCOUNTING TREATMENT.

Recommendation of Board of Directors....The NuMed Board of Directors recommends a vote FOR the adoption of the Merger
                                        Agreement. See, PROPOSAL II - REASONS
                                        FOR THE MERGER AND RECOMMENDATION OF THE
                                        NUMED BOARD.

Failure to Approve the Merger...........If the Merger is not approved by the requisite vote imposed by applicable
                                        Nevada law, the Merger Agreement will be terminated, and both the proposed Merger and Reverse Stock Split will be abandoned.



                  [Remainder of page intentionally left blank.]

SUMMARY OF COMPARATIVE FINANCIAL DATA


         NuMed was engaged in the health care industry from 1993 until the fourth quarter of its fiscal year ended March 31, 1998, in which it sold its major product line to a competitor and thereafter liquidated the remaining portions of the business. NuMed currently has no business operations, and no material assets or liabilities. Nutriceuticals.com is a development stage company which was organized in the State of Florida in September 1998, to engage in the Internet vitamin/nutriceuticals industry. Nutriceuticals.com has not yet commenced operations.

         A summary of comparative balance sheet data for NuMed and Nutriceuticals.com is set forth below. The financial statements of NuMed and Nutriceuticals.com, and a Pro Form Balance Sheet are attached as Appendix A hereto.



                              NUTRICEUTICALS.COM CORPORATION & NUMED SURGICAL, INC.
                       UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS AS OF OCTOBER 31, 1998

                                                                                      PRO FORMA       PRO FORMA
                                      NUTRICEUTICALS.COM            NUMED             ADJUSTMENTS         TOTAL
                                      ------------------          ---------           -----------     ---------
  ASSETS
Current assets:
  Cash                                      $116,000              $   4,714             $     --       $120,714
  Prepaid expenses                            14,000                     --                   --         14,000
                                            --------              ---------             --------       --------
    Total current assets                    $130,000              $   4,714             $     --       $134,714
Organization costs                             1,428                     --                   --          1,428
                                            --------              ---------             --------       --------
                                            $131,428              $   4,714             $     --       $136,142
                                            ========              =========             ========       ========

LIABILITIES
Current liabilities:
  Accounts payable                          $  1,428              $     875             $     --       $  2,303
  Accrued expenses                                --                 16,437 (4)           25,000         41,437
                                            --------              ---------             --------       --------
    Total current liabilities               $  1,428              $  17,312             $ 25,000       $ 43,740
                                            ========              =========             ========       ========

STOCKHOLDERS' EQUITY
Common stock                                  24,000                     -- (1)(2)       (21,424)(1)      2,576
Additional paid-in-capital                   106,000                     -- (1)(2)(3)      8,826 (1)    114,826
Retained earnings(deficit)                        --                (12,598)(3)(4)       (12,402)       (25,000)
                                            --------              ---------             --------       --------
    Total stockholders' equity               130,000                (12,598)             (25,000)        92,402
                                            --------              ---------             --------       --------
    Total liabilities and
      stockholders equity                   $131,428              $   4,714             $     --       $136,142
                                            ========              =========             ========       ========

------------

(1) To give effect to the 1 for 50 reverse stock split of the 8,775,685 shares of $.001 par value common stock of NuMed. NuMed will have 175,500 shares of outstanding post-split.
(2) To reflect the 1 for 1 exchange of 100% of the outstanding 2,400,000 shares of no par value common stock of Nutriceuticals.com for 2,400,000 shares of NuMed (post-split) $.001 par value common stock.
(3) To eliminate NuMed's accumulated deficit against additional paid-in capital, as required in this recapitalization.
(4) To expense the cost of this merger transaction (i.e. legal, accounting, printing).

NOTE Upon consummation of the recapitalization transaction, Nutriceuticals.com will be presented as the continuing accounting entity, and as such, future comparative numbers presented in the consolidated financial statements will be the historical financial statements of Nutriceuticals.com.

                       THE SPECIAL MEETING OF SHAREHOLDERS


GENERAL INFORMATION


         This Proxy Statement is first being furnished to the holders of NuMed Common Stock on or about January 25, 1999, and is accompanied by the Notice of Special Meeting. The Special Meeting of Shareholders of NuMed is to be held at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, on Wednesday, February 24, 1999, at 9:30 a.m., local time, and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of (i) the Reverse Stock Split, and (ii) the Merger Agreement and the transactions contemplated thereby.

VOTING AND REVOCATION OF PROXIES

         A Shareholder of NuMed may use the accompanying proxy if such Shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such Shareholder does attend the meeting. A Shareholder may revoke any proxy given pursuant to this solicitation, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Special Meeting, or (iii) voting in person at the Special Meeting (although, mere attendance at the Special Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the President of NuMed at the Company's principal executive offices, located at 7270 Sawgrass Point Drive, Pinellas Park, Florida, 33782. For such notice of revocation or later proxy to be valid, however, it must actually be received by NuMed prior to the vote of the Shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted "FOR" approval of the Reverse Stock Split and the Merger Agreement.

         The Board of Directors is unaware of any other matters that may be presented for action at the Special Meeting other than the proposals specifically set forth in the Notice of Special Meeting of Shareholders and referred to herein. If other matters do properly come before the Special Meeting, however, it is intended that the shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers, and employees of NuMed, who will not be specifically compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and if given or made, such information or representation should not be relied upon as having been authorized by NuMed, Nutriceuticals.com, or any other person. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the business or affairs of NuMed or Nutriceuticals.com since the date of this Proxy Statement.

         All costs of solicitation of proxies from NuMed Shareholders will be borne by NuMed, including the printing costs of this Proxy Statement and related materials.


RECORD DATE AND VOTING RIGHTS


         The Board of Directors has fixed the close of business on January 15, 1999, as the record date for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof (the "Record Date"). At the close of business on the Record Date, there were 8,775,685 issued and outstanding shares of NuMed Common Stock (the only class of securities outstanding), held by approximately 540 holders of record or approximately 900 beneficial holders. Each share of NuMed Common Stock is entitled to one (1) vote on all matters submitted to the Shareholders for approval. The presence of a majority of the outstanding shares of NuMed Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Special Meeting.

         As of the Record Date, the directors and officers of NuMed and their affiliates held an aggregate of 2,542,491 shares, or 28.97% of NuMed's outstanding shares of Common Stock. The directors and officers of NuMed and their affiliates have indicated that they intend to vote their shares of NuMed Common Stock at the Special Meeting in favor of the Merger Agreement and the Reverse Stock Split.


         Under Nevada law, the affirmative vote of a majority of the votes entitled to be cast on the matter is required in order to approve a proposed merger transaction, unless the articles of incorporation, bylaws, or the board of directors require a greater number of votes. Neither the Articles of Incorporation or Bylaws of NuMed, nor its Board of Directors, requires a greater number of votes. SINCE APPROVAL OF THE MERGER REQUIRES, IN ESSENCE, THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF NUMED COMMON STOCK AS OF THE RECORD DATE, THE FAILURE OF A SHAREHOLDER TO VOTE SHARES IN FAVOR OF THE MERGER AGREEMENT, FOR ANY REASON WHATSOEVER - WHETHER BY WITHHOLDING THE VOTE, BY ABSTAINING, OR CAUSING A BROKER NON-VOTE - WILL HAVE THE SAME EFFECT AS A VOTE CAST OPPOSING THE MERGER.

         A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

         In order to take action on the Reverse Stock Split, and on any other matter submitted to shareholders at a meeting where a quorum is present, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the articles of incorporation, bylaws or state law requires a greater number of votes. Accordingly, all abstentions and broker non-votes will be counted as present for purposed of determining the existence of a quorum; but since they are neither votes cast in favor of, nor votes cast opposing the Reverse Stock Split, or another proposed action, abstentions and broker non-votes will have no impact on the outcome of such matters and will not be counted as a vote cast on such matters.

         If the proposals to be presented at the Special Meeting are not approved by the requisite vote imposed by applicable Nevada law, or if only one of the two proposals is approved, but not the other, the Merger Agreement will be terminated, and both the proposed Merger and Reverse Stock Split will be abandoned.

ACCOUNTANTS

         Kirkland, Russ, Murphy & Tapp, NuMed's principal accountants for the most recently completed fiscal year is not expected to have a representative present at the Special Meeting.

                                   PROPOSAL I

               PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE SPLIT OF
                  THE OUTSTANDING SHARES OF NUMED COMMON STOCK

         The Board of Directors has proposed a resolution that would effect a reverse split of the outstanding shares of NuMed Common Stock on the basis of one (1) new share of NuMed Common Stock for each fifty (50) shares of outstanding NuMed Common Stock (the "Reverse Stock Split"). The Reverse Stock Split would have the effect of reducing the number of outstanding shares of NuMed Common Stock, but would not reduce the total number of authorized shares of NuMed Common Stock from the existing 48,000,000 shares. As of January 15, 1999, 8,775,685 shares of NuMed Common Stock were issued and outstanding.


REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

         The principal purpose of the proposed Reverse Stock Split is to prevent a significant increase in the number of outstanding shares of NuMed Common Stock as a result of the Merger, by reducing the number of shares of NuMed Common Stock presently outstanding from 8,775,685 shares to approximately 175,500 shares, and thereby reducing the number of shares of NuMed Common Stock subject to issuance pursuant to the Merger Agreement from approximately 120,000,000 shares to 2,400,000 shares.


           The Company's Articles of Incorporation authorize the issuance of 48,000,000 shares of NuMed Common Stock. The Board of Directors proposed the Reverse Stock Split, rather than an increase in such number of authorized shares, because it believes that a significant increase in the number of outstanding shares as a result of the Merger (120,000,000 shares) would be disproportionately large relative to the NuMed's present or future market capitalization. Moreover, when such a large number of shares is outstanding, the earnings per share of NuMed would only be affected by a significant change in NuMed's net earnings. If a smaller number of shares is outstanding after the Merger, NuMed's management would be more likely to see its sales efforts and savings reflected in any future earnings per share of NuMed Common Stock.


         The ratio for combining the stock at one-for-fifty was arbitrarily established to ensure the availability of a sufficient number of shares of NuMed Common Stock to satisfy NuMed's obligation to issue stock pursuant to the Merger Agreement, and retain enough authorized and unissued shares of NuMed Common Stock for future stock issuances.

PRINCIPAL EFFECTS

         If the Reverse Stock Split is approved, the total number of shares of NuMed Common Stock subject to the Reverse Stock Split, 8,775,685, would be converted automatically into an amount of whole shares equal to such number divided by fifty. All fractional shares will be treated in the manner set forth below. In addition, the aggregate number of authorized shares of NuMed Common Stock and the par value of the NuMed Common Stock will not change under the Board's proposed Reverse Stock Split.


         Based upon 8,775,685 shares of NuMed Common Stock outstanding on January 15, 1999, the proposed one-for-fifty Reverse Stock Split would decrease the outstanding shares of NuMed Common Stock to approximately 175,500 shares, held by approximately 540 shareholders of record. The proposed Reverse Stock Split would not directly affect the Shareholders' proportionate equity interest in NuMed or the proportionate voting power of any Shareholder. However, consummation of the Reverse Stock Split is a condition of the Merger, and accordingly, the approval of the Reverse Stock Split will indirectly change the proportionate equity interests of NuMed's Shareholders. As a result of the Merger, the percentage ownership of NuMed's public Shareholders will be reduced from approximately 71% to 5%. Whereas NuMed has no operations or significant assets, the Board believes that the Reverse Stock Split, the Merger and resultant dilution of the Shareholders' equity interest is necessary in order to acquire a business opportunity and is therefore in the best interests of the Shareholders of NuMed. The following table sets forth the capitalization of NuMed after the Reverse Stock Split.



                  BEFORE REVERSE STOCK SPLIT       AFTER REVERSE STOCK SPLIT
                  --------------------------       -------------------------
CLASS OF STOCK      AUTHORIZED      ISSUED          AUTHORIZED      ISSUED
--------------      ----------     ---------        ----------    ---------
Common Stock        48,000,000     8,775,685        48,000,000    2,575,514*

Preferred Stock      2,000,000         0             2,000,000        0

------------
* Includes 2,400,000 shares issuable to the shareholders of the Nutriceuticals.com upon consummation of the Merger.


FRACTIONAL SHARES


         No scrip or fractional share certificates for NuMed Common Stock will be issued in connection with the proposed Reverse Stock Split, but in lieu thereof, the Board of Directors has authorized NuMed's officers to round up all fractional shares to the nearest whole share.


EXCHANGE OF STOCK CERTIFICATES


         As soon as possible after the Effective Date, holders of NuMed Common Stock will be notified and requested to surrender their present NuMed Common Stock certificates for new certificates representing a number of whole shares of NuMed Common Stock after the Reverse Stock Split. Until so surrendered, each current certificate representing shares of NuMed Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of NuMed Common Stock in the appropriately reduced whole number of shares. An exchange agent will be appointed (the "Exchange Agent"), to act for Shareholders in effecting the exchange of their certificates. Shareholders should not forward their stock certificates to the Exchange Agent until a letter of instruction is received, and should surrender their certificates only WITH such letter.


EFFECTIVE DATE


         Upon approval of the proposed Reverse Stock Split and the Merger by the Shareholders at the Special Meeting and the filing of an amendment to NuMed's Articles of Incorporation, the Reverse Stock Split will become effective as of 5:00 p.m., E.S.T. on the date of such approval and filing (the "Effective Date"). Without any further action on the part of NuMed or the Shareholders, the NuMed Common Stock held by Shareholders of record, will be converted at 5:00 p.m., E.S.T. on the Effective Date into the right to receive a new number of whole shares of NuMed Common Stock, as described above.


FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING IS A GENERAL DISCUSSION OF THE MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT OF THE NUMED COMMON STOCK. THIS DISCUSSION IS BASED ON THE FEDERAL INCOME TAX LAWS AS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES

IN SUCH TAX LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES, REGULATIONS AND PROPOSED REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS DISCUSSION DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS DISCUSSION DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO TAX LAWS (FOR EXAMPLE, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX-EXEMPT ORGANIZATIONS, REGULATED INVESTMENT COMPANIES AND FOREIGN TAXPAYERS). THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCE OF THE REVERSE STOCK SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         No ruling will be obtained from the Internal Revenue Service regarding the Federal income tax consequences to the Shareholders of NuMed as a result of the Reverse Stock Split. Furthermore, due to the financial condition of the Company and the costs that would be incurred, no tax opinion will be obtained from the Company's counsel. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         Upon approval by the Shareholders, the proposed Reverse Stock Split will qualify as a tax- free recapitalization for NuMed and the Shareholders. Shares of NuMed Common Stock in the hands of a Shareholder after the Reverse Stock Split will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of NuMed Common Stock held by such Shareholder immediately prior to the proposed Reverse Stock Split, increased by any gain recognized from the rounding of fractional shares to the nearest next whole share. A Shareholder's holding period for NuMed Common Stock after the Reverse Stock Split will not change.


DISSENTERS' RIGHTS


         Dissenting Shareholders have no appraisal rights under Nevada law, NuMed's Articles or NuMed's By-laws in connection with the proposed Reverse Stock Split.


VOTE REQUIRED

         The Board of Directors believes that the Reverse Stock Split are in the best interests of NuMed and its shareholders. In order to approve and adopt this proposal at the Special Meeting, the votes cast in favor of the proposal must exceed the votes cast opposing this proposal, provided a quorum is present.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO EFFECT A ONE-FOR-FIFTY REVERSE SPLIT OF NUMED COMMON STOCK.


                                   PROPOSAL II

                                   THE MERGER

         THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, AND THE OTHER APPENDICES HERETO, IN THEIR ENTIRETY.

DESCRIPTION OF THE MERGER


         In accordance with the provisions of the Merger Agreement, at the Effective Time, Nutriceuticals.com, a corporation whose operations are in the development stage, will be merged with and into NuMed, which will be the surviving corporation. The Articles of Incorporation and the Bylaws of NuMed in effect at the Effective Time will continue to govern NuMed, until amended or repealed in accordance with applicable law. The Merger has been approved by the shareholders of Nutriceuticals.com. See, "The Merger - Conditions to the Merger."

         At the Effective Time, each share of Nutriceuticals Common Stock outstanding immediately prior to the Effective Time will be converted automatically into the right to receive one (1) share of NuMed Common Stock. Nutriceuticals.com has represented that, as of the Effective Time, there will be no more than 2,400,000 shares of Nutriceuticals Common Stock issued and outstanding. Following the Effective Time and assuming that 2,400,000 shares of Nutriceuticals Common Stock are outstanding at the Effective Time, the former shareholders of Nutriceuticals.com would own 2,400,000 shares or approximately 93% of the then outstanding NuMed Common Stock, on a post-Reverse Stock Split basis.


         The shares of NuMed Common Stock outstanding immediately prior to the Merger will continue to be outstanding after the Effective Time. As of the Record Date, there were 8,775,685 shares of NuMed Common Stock outstanding, or approximately 175,500 shares on a post-Reverse Stock Split basis, assuming no exercise of dissenters' rights by shareholders of NuMed, as explained below.


         The Merger Agreement contemplates the following additional transactions in connection with the Merger: (a) an amendment to NuMed's Articles of Incorporation to change NuMed's corporate name to "Nutriceuticals.com Corporation"; and (b) the election of five (5) directors to serve as the directors of NuMed after the Merger, until the next annual meeting and until their successors are elected and qualified. The five (5) persons who will become directors of NuMed at the Effective Time are Jugal K. Taneja, Stephen M. Watters, William L. LaGamba, Paul A. Santostasi, and Mandeep K. Taneja. The approval of the Merger Agreement constitutes approval of the above related transactions.


EFFECTIVE TIME OF THE MERGER


         The Effective Time will occur on the date and at the time the Articles of Merger shall have been accepted for filing by the Nevada Department of State and the Florida Department of State, or such other time as is agreed to by the parties as specified in the Articles of Merger. Unless otherwise agreed by NuMed and Nutriceuticals.com, the parties have agreed to use their reasonable efforts to cause the Effective Time to occur as soon as possible following the last to occur of (i) the effective date of the Reverse Stock Split or (ii) the date on which the Merger Agreement has been approved and adopted by the requisite vote of the holders of NuMed Common Stock and all other conditions to the Merger have been met or waived. See "The Merger--Conditions to the Merger and Termination." If approved by the NuMed Shareholders, the parties expect that the Effective Time will occur on or before March 5, 1999.


BACKGROUND OF THE MERGER


         NuMed was incorporated in October 1993, and it was actively engaged in the research, development and distribution of medical instruments and surgical supplies. NuMed was also actively engaged in the manufacturing and distribution of products for assistive living, self-care and homecare. In the fourth quarter of the fiscal year ended March 31, 1998, the Board of Directors concluded that, due to the existence of competitors with greater resources than NuMed's, the value of NuMed's business would deteriorate over time and that it was the best time to sell its principal product line. The product line was sold to a competitor in March 1998, and the remaining portions of NuMed's business were thereafter liquidated. NuMed currently has no material assets or liabilities.


         Nutriceuticals.com is a newly formed, development stage corporation, which was organized in September 1998 to engage in the Internet vitamin/nutriceuticals industry. See, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Nutriceuticals.com." Mr. Jugal
K. Taneja is the Chairman of the Board and Chief Executive Officer ("CEO") of both NuMed and Nutriceuticals.com, and he is also a principal shareholder of both of the companies. See, "The Merger - Interests of Certain Persons in the Merger."

         In October 1998, as a result of the overlapping management and ownership of NuMed and Nutriceuticals.com, consideration was given to combining the two companies through a merger whereas, NuMed is a publicly reporting corporation, and Nutriceuticals.com has a business plan and is capitalized with $130,000. See the financial statements of Nutriceuticals.com in Appendix A.


THE MERGER CONSIDERATION


         In the Merger, each issued and outstanding share of Nutriceuticals Common Stock will be converted into the right to receive one (1) share of NuMed Common Stock, on a post-Reverse Stock Split basis. The shares of NuMed Common Stock to be received by the shareholders of Nutriceuticals.com pursuant to the Merger Agreement are referred to herein as the "Merger Consideration." As a result of the overlapping management and ownership of NuMed and Nutriceuticals.com, the exchange ratio for the Merger Consideration was not obtained in an arm's length negotiation.

         Although NuMed's shares of Common Stock are traded in the over-the-counter market on the pink sheets, there is no active trading market for NuMed's shares. Therefore, the NuMed Board was not able to ascertain an aggregate fair market valuation for the Merger Consideration, based on recent trading value of the NuMed Common Stock. Due to the expense involved and the financial condition of the Company, the NuMed Board did not obtain an outside financial advisor to ascertain the value of the respective parties, or the value or fairness of the Merger Consideration.


REASONS FOR THE MERGER AND RECOMMENDATION OF THE NUMED BOARD


         The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby, believe that the Merger is in the best interests of NuMed and its Shareholders, and recommends that the Shareholders of NuMed vote "FOR" approval of the Merger Agreement.

         In evaluating and determining to approve the Merger Agreement, the NuMed Board, without the assistance of a financial advisor or outside legal counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the Merger Agreement primarily on the following factors:


                  (i) The financial terms of the Merger. Although the aggregate market value of the Merger Consideration is not readily ascertainable, given the fact that the shares of Common Stock of NuMed are not actively traded, an outside valuation of NuMed, Nutriceuticals.com, or the Merger Consideration was not obtained, as it was believed that the cost of such valuations was not warranted. The NuMed Board believes, however, that the substantial dilutive effect of the issuance of the Merger Consideration, on the NuMed Shareholders is warranted, because NuMed has no assets or continuing operations and Nutriceuticals.com is capitalized with $130,000 and has a developing business plan.

                  (ii) The future earning prospects of the vitamin/nutriceuticals industry. Vitamin/nutriceuticals sales for the industry as a whole were estimated to have been approximately $21 billion in 1997, and are expected to grow to approximately $30 billion by the year 2000. Nutriceuticals is a development stage company, newly organized to engage in the vitamin/nutriceuticals industry via the Internet. Nutriceuticals.com is presently developing, internally, for its Website, a transaction processing system to manage inventory orders and shipping, and to process cash and credit card purchases. Nutriceuticals.com estimates that such system will be completed by March 31, 1999, at an aggregate cost of $60,000.

                  (iii) The perceived advantages of an online vs. a brick and mortar (physical) store. Management believes that an online store has the potential to eliminate, or mitigate, critical inefficiencies and problems associated with physical vitamin/nutriceuticals stores. An online vitamin/nutriceuticals store can provide customers with a greater selection of products, because it isn't faced with shelf-space limitations, and at the same time afford customers an opportunity to search through a vast line of available products in a more efficient manner. In addition, capital and real estate costs are less intensive for an online store as opposed to a physical store.

                  (iv) The risks of the Merger. The Board of Directors identified the following risks in connection with the Merger: (a) Nutriceuticals.com is a development stage company and as such its operations are subject to numerous risks associated with establishing a new business with new technology, including a competitive environment in an industry characterized by numerous well-established and well-capitalized companies; (b) the newness of the online commerce market, particularly over the Internet; (c) the rapidly evolving and increasingly intense competition of the online market; (d) the minimal barriers to entry into the online market allowing current and future competitors to launch new websites at a relatively low cost; (e) uncertainty of the commercial acceptability of the online retail industry by vitamin/nutriceuticals customers; (f) the estimated $60,000 cost of developing Nutriceuticals.com's Website and the search engine and processing system for the Website; and (g) the uncertainty as to the future regulation of the the Internet and the potential adverse impact of any such regulation. The Board of Directors believes, however, that these risks are outweighed by the potential benefits to be realized from the Merger, because the Merger provides NuMed with capital and a business plan. However, Nutriceuticals.com's existing capital will not be sufficient to carry out the business plan past the next three (3) months and the surviving corporation will need additional capital. There can be no assurance that the surviving corporation will be able to obtain such additional financing on acceptable terms.

         Each of the above factors supports, directly or indirectly the determination of the Board of Directors as to the fairness, from a financial point of view, of the Merger Consideration to the holders of NuMed Common Stock. The NuMed Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination.

         NuMed Shareholders should note that certain members of management and directors of NuMed and Nutriceuticals.com have certain interests in and may derive certain benefits as a result of the Merger. However, despite the existence of such conflicts of interest, NuMed did not appoint a special committee of independent directors to review and considered the terms and conditions of the Merger because there is only one (1) independent director, on the NuMed Board. See, "The Merger - Interests of Certain Persons in the Merger."

CONDITIONS PRECEDENT TO THE MERGER


         The Merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of NuMed and Nutriceuticals.com. The shareholders of Nutriceuticals.com have already given their approval of the Merger Agreement. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permissible. Such conditions include (i) that the Reverse Stock Split is approved by the requisite vote of the shareholders of NuMed, (ii) the absence of any statute, rule, regulation, executive order, decree, or injunction has been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger, and (iii) the aggregate number of shares of NuMed Common Stock and Nutriceuticals Common Stock, with respect to which objections to the Merger and demands for payment of the fair value thereof shall have been made, shall not exceed five percent (5%) of the aggregate number of shares of stock entitled to object and make such demand.


         There are no federal or state regulatory requirements which must be satisfied or approvals which must be obtained in connection with the Merger Agreement, other than approval of shareholders and the filing the appropriate Merger documents with the States of Nevada and Florida.

MODIFICATION, WAIVER AND TERMINATION


         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of their respective Boards of Directors. However, the provision relating to the consideration to be received by the shareholders of Nutriceuticals.com may not be amended after the Special Meeting in a manner to increase, reduce or otherwise modify in any material respect the consideration to be provided to the holders of Nutriceuticals Common Stock without the further approval of the holders of the issued and outstanding shares of NuMed Common Stock entitled to vote thereon.

         The Merger Agreement further provides that each party may (i) waive any default in the performance of any term of the Merger Agreement by the other party, (ii) waive or extend the time for compliance of the conditions precedent to its obligations under the Merger Agreement (iii) waive any of the conditions precedent to consummate the Merger, to the extent legally permitted. Neither party intends, however, to waive any conditions of the Merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

         The Merger Agreement may be terminated by mutual agreement of the Board of Directors of Nutriceuticals.com and the NuMed Board. The Merger Agreement may also be terminated by either Nutriceuticals.com or NuMed if the Merger is not consummated by April 30, 1999, provided however, that the failure to consummate the Merger by such date is not caused by the breach of the Merger Agreement by the terminating party. The Merger Agreement will be terminated (i) if the approvals of the Merger Agreement are not obtained from the shareholders of NuMed or Nutriceuticals.com, or (ii) if the required approval of the Reverse Stock Split by the NuMed Shareholders is not obtained.

FAILURE TO APPROVE THE MERGER

         If the Merger is not approved by the requisite vote imposed by applicable Nevada law, the Merger Agreement will be terminated, and both the proposed Merger and Reverse Stock Split will be abandoned.

FEDERAL TAX CONSEQUENCES


         THE FOLLOWING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE, AND IS INCLUDED IN THIS PROXY STATEMENT FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS BASED ON THE FEDERAL INCOME TAX LAWS AS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH TAX LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES, REGULATIONS AND PROPOSED REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL, OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS.

         Neither NuMed nor Nutriceuticals.com intend to seek a ruling form the Internal Revenue Service with respect to the tax consequences of the Merger. Furthermore, due to the financial condition of the Company and the costs that would be incurred, no tax opinion will be obtained from the Company's counsel. SHAREHOLDERS OF NUMED ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM INCLUDING THE APPLICATION AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES, FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF SUBSEQUENT SALES OF NUMED COMMON STOCK AFTER THE MERGER.

          Under federal law as currently in effect, (a) the proposed Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(b) no gain or loss will be recognized by the Shareholders of NuMed as a result of the transactions contemplated by the Merger Agreement, except with respect to any Shareholder who receives payment in cash as a result of the exercise of rights as a dissenting shareholder; and (c) in the event of the receipt of cash by any Shareholder who elects to exercise his or her rights as a dissenting shareholder, gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the stock surrendered, which gain or loss will be capital gain or loss if the stock was a capital asset in the hands of the Shareholder.


INTERESTS OF CERTAIN PERSONS IN THE MERGER


         GENERAL. Certain members of NuMed's and Nutriceuticals.com's management and Boards have interests in the Merger that are in addition to any interests they may have as shareholders of NuMed and/or Nutriceuticals.com, generally. These interests include, among others, provisions in the Merger Agreement relating to the management of NuMed after the Effective Time, election or appointment of all members of the Nutriceuticals.com Board to the NuMed Board after the Effective Time, and indemnification, all as herein after described.

         MANAGEMENT POST-MERGER. NuMed has agreed to cause all of Nutriceuticals.com's directors to be elected to the Board of Directors of NuMed, for a one-year term following consummation of the Merger, and that they shall be appointed to their same management positions as executive officers of NuMed. As of the Effective Time, Jugal K. Taneja, the current Chairman of the Boards of NuMed and Nutriceuticals.com, will be remain as the Chairman of the Board of NuMed after the Merger, and Paul A. Santostasi, a Director of NuMed will remain as a Director of the surviving corporation. In addition, Mr. Taneja shall retain his position as Chief Executive Officer of NuMed after the Merger. Stephen M. Watters, who is the President and a Director of Nutriceuticals.com will be appointed to the same positions with NuMed, as will William L. LaGamba, the current Secretary and a Director of Nutriceuticals.com. In addition, the Merger Agreement provides that Mandeep K. Taneja shall be appointed as a Director of NuMed as of the Effective Time. Mandeep K. Taneja is the son of Jugal K. Taneja.


         INDEMNIFICATION. NuMed has agreed that it will, following the Effective Time, indemnify, defend and hold harmless the current and former directors and officers of NuMed and Nutriceuticals.com against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Nevada law and by the Articles of Incorporation and the Bylaws of NuMed as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

         OWNERSHIP OF NUTRICEUTICALS COMMON STOCK BY THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF NUMED. As of January 15, 1999, Mr Jugal K. Taneja, and his family, owned in the aggregate 2,418,866 shares of NuMed Common Stock, representing approximately 28% of the outstanding shares of NuMed Common Stock, before the Merger. Similarly, Mr. Taneja and his family own in the aggregate 900,000 shares of Nutriceuticals Common Stock, representing approximately 37.5% of the outstanding shares of Nutriceuticals Common Stock, before the Merger. Giving effect to the Merger and the Reverse Stock Split, Mr. Taneja and members of his family will control in the aggregate 948,368 shares of NuMed Common Stock, representing in an approximate 33.0% of the outstanding shares of NuMed Common Stock after the Merger. Mr. Taneja will beneficially own 17.4% of the NuMed Common Stock after the Merger. No other officer or director of NuMed has beneficial ownership of any Nutriceuticals Common Stock. Similarly, no other officer or director of Nutriceuticals.com has beneficial ownership of any NuMed Common Stock.


CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF NUMED AND
NUTRICEUTICALS.COM SHAREHOLDERS


         The rights of shareholders of NuMed are presently governed by Nevada law, and the rights of shareholders of Nutriceuticals.com are presently governed by Florida law. At the Effective Time, the rights of the shareholders of NuMed will continue to be governed by Nevada law. The Articles of Incorporation and By-Laws of NuMed will be the Articles of Incorporation and By-Laws of the surviving corporation.


ACCOUNTING TREATMENT


         NuMed and Nutriceuticals.com believe, that for accounting and financial reporting purposes, the Merger will be treated as a capital transaction equivalent to the issuance of stock by Nutriceuticals.com for NuMed's net monetary assets of approximately ($12,598) as of September 30, 1998, accompanied by a recapitalization of Nutriceuticals.com.


RESTRICTIONS ON RESALES OF NUMED COMMON STOCK ISSUED IN THE MERGER


         All shares of NuMed Common Stock received by Nutriceuticals.com's shareholders in the Merger are being acquired for investment purposes only by the shareholders of Nutriceuticals.com. Such shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be freely traded until registered or sold pursuant to an exemption from registration. Stop transfer instructions will be given by NuMed to the transfer agent with respect to such securities, and certificates shall bear an appropriate legend relating to transfer restrictions.


EXPENSES


         The Merger Agreement provides that, whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement will be paid by the party incurring such expenses, except that expenses incurred in printing this Proxy Statement and relating to the issuance of NuMed Common Stock will be paid by NuMed. It is estimated that these expenses will approximate $20,000.

RIGHTS OF DISSENTING SHAREHOLDERS


         HOLDERS OF SHARES OF NUMED COMMON STOCK MAY BE ENTITLED TO ASSERT DISSENTERS' RIGHTS UNDER THE NEVADA REVISED STATUTES ("NRS"). THE FOLLOWING IS A SUMMARY OF THE PROVISIONS OF THE NRS RELATING TO DISSENTERS' RIGHTS. A COPY OF THE APPLICABLE NRS ARE ATTACHED HERETO AS APPENDIX C. SHAREHOLDERS ARE URGED TO READ APPENDIX C IN ITS ENTIRETY.

         NuMed Shareholders who wishes to dissent from the proposed Merger and obtain payment of the fair value of their shares of NuMed Common Stock: (i) must deliver to NuMed, before the vote is taken, written notice of his or her intent to demand payment for his or her NuMed Common Stock if the proposed action is effectuated (the "Shareholder's Notice"); and (ii) must NOT vote his shares in favor of the proposed action. A NUMED SHAREHOLDER WHO DOES NOT SATISFY THE REQUIREMENTS OF SUBSECTIONS (I) AND (II) WILL NOT BE ENTITLED TO PAYMENT FOR HIS OR HER SHARES. A VOTE AGAINST THE PROPOSED MERGER WILL NOT BE DEEMED TO SATISFY THE SHAREHOLDER NOTICE REQUIREMENT. THE FAILURE TO VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF DISSENTER'S RIGHT, HOWEVER, A VOTE IN FAVOR OF THE MERGER PROPOSAL WILL CONSTITUTE A WAIVER OF SUCH RIGHTS.


         If the proposed Merger is thereafter approved by the required vote at the NuMed Special Meeting, NuMed shall, within ten (10) days after effectuation of the action, mail a notice (the "Company Notice") to all NuMed Shareholders who prior to the meeting delivered a Shareholder Notice which satisfies the above requirements. The Company Notice shall:

         (i) state where a demand for payment must be sent, and where and when certificates for certificated shares must be deposited, in order to obtain payment;

         (ii) inform holders of uncertificated shares as to what extent transfer of shares will be restricted from the time that demand for payment is received;

         (iii) supply a form for demanding payment, which form includes a request for certification of the date on which the shareholders acquired beneficial ownership of the shares;

         (iv) set a date by which NuMed must receive the demand for payment, which date may not be less than thirty (30) nor more than sixty (60) days after the date the Notice is delivered; and

         (v) be accompanied by a copy of the Nevada GCL Sections 92A.300 to 92A.500, inclusive, which set forth the rights of dissenters.

         NUMED SHAREHOLDERS WHO FAIL TO DEMAND PAYMENT, OR FAIL TO DEPOSIT CERTIFICATES, IN THE MANNER REQUIRED BY THE COMPANY NOTICE PURSUANT TO THE NRS, WILL HAVE NO RIGHT TO RECEIVE PAYMENT FOR THEIR SHARES OF NUMED COMMON STOCK. A dissenter shall retain all other rights of a NuMed Shareholder until these rights are modified by effectuation of the proposed corporate action.


         Within thirty (30) days after receipt of demand for payment, NuMed shall remit to dissenters who have made demand and have deposited their certificates, the amount which NuMed estimates to be the fair value of the shares, with interest if any has accrued. If NuMed fails to remit, or if the dissenter believes that the amount remitted is less than the fair value of the shares of NuMed Common Stock, a dissenter may send NuMed their own estimate of the value of the NuMed Common Stock and demand payment for the deficiency. IF A DISSENTER DOES NOT FILE SUCH ESTIMATE WITHIN THIRTY (30) DAYS AFTER NUMED'S MAILING OF ITS REMITTANCE, SUCH DISSENTER SHALL BE ENTITLED TO NO MORE THAN THE AMOUNT REMITTED. Within sixty (60) days of the receipt of a demand payment for the deficiency, the Company shall commence a proceeding and petition the court to determine the fair value of the NuMed Common Stock and accrued interest. If the Company does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

         NuMed Common Stock is listed in the "Pink Sheets" under the trading symbol "NMDS," and as of January 15, 1999 the Common Stock was held of record by approximately 540 persons. NuMed Common Stock has had a limited and sporadic trading history. It has been reported to the Company that in 1998 there were approximately nine (9) trades involving 407,800 shares at prices ranging from $.01 to $.06 per share. On January 14, 1999, the day preceding the date that the Merger Agreement was entered into, the high ask and low bid prices of the NuMed Common Stock were each $.01 per share.

DIVIDENDS

         Since its inception, NuMed has not paid any dividends on its Common Stock. The Company does not anticipate the payment of any dividends for the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

NUMED

         GENERAL. NuMed was incorporated in 1993 by NuMed Home Health Care, Inc. ("NuMed HHC") for the purpose of spinning-off to the stockholders of NuMed HHC the surgical/medical products division of NuMed HHC. Following such spin-off, NuMed had been actively engaged in the research development and distribution of medical instruments and surgical supplies to the health care market. The Company had also been engaged in the contract manufacturing and distribution of products for assistive living, self-care and homecare. Cognizant of the increasing competition in its industry and NuMed's continuing losses, the Board of Directors decided, in March of 1998, that NuMed should divest itself of its major product line and liquidate its remaining business (the "Divestiture").
         PROPERTY. NuMed maintains its principal executive offices and corporate headquarters at 7270 Sawgrass Point Drive, Pinellas Park, Florida 33782. Although NuMed believes that this property is in good condition and has been adequate for its operations prior to the Divestiture, after the Merger, NuMed intends to acquire new office space, finances permitting.

         RESULTS OF OPERATIONS. The following analysis of the operations of NuMed should be read in conjunction with the Company's financial statements that appear in Appendix A to this Proxy Statement.

         NuMed has had no revenues from operations since it ceased operations on April 1, 1998 and liquidated its "patient positioning" and other assets. NuMed ceased operations due to continued losses caused by increased competition and the loss of exclusivity of patient positioning products. Also, NuMed was never able to find an acceptable industry partner to enter into a joint venture on the Liftmate Product which was acquired in 1995. NuMed did not have adequate internal resources to pursue the "Liftmate" market on its own. The

"patient positioning" product line was where most of the sales of NuMed were coming from since the inception of NuMed in 1993.

         FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES. The Company's cash and cash equivalents at September 30, 1998 and March 31, 1998 were $4,714 and $8,274, respectively. The change is minimal due to the Company's liquidation.

         CHANGES IN ACCOUNTANTS. On June 17, 1998, NuMed dismissed Ernst & Young, LLP as its principal independent accountant (the "Accountant"). The decision to change the Accountant was approved by the NuMed Board, after the assets of NuMed were liquidated. Neither (i) the Accountant's report dated June 29, 1997 on NuMed's financial statements for the year ended March 31, 1997, nor
(ii) the Accountant's report dated June 29, 1996 on NuMed's financial statements for the year ended March 31, 1996, contained and adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principals. NuMed had no disagreements with the Accountant, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused the Accountant to make reference to the subject matter of the disagreement(s) in connection with its report, if not resolved to the Accountant's satisfaction.

NUTRICEUTICALS.COM

         GENERAL. Nutriceuticals.com is a newly formed, development stage corporation, which was organized in September 1998 to engage in the Internet vitamin/nutriceuticals industry. The nutritional supplements industry is highly fragmented and intensely competitive. It includes companies that manufacture and distribute products which are generally intended to enhance the body's performance and well being. Nutritional supplements include vitamins, minerals, dietary supplements, herbs, botanicals and compounds derived therefrom.

         According to Packaged Facts, an independent consumer market research firm, the retail market for nutritional supplements has experience an annual compound growth rate in the United States of over fifteen percent (15%) from 1992 to 1996. Growth in the nutritional supplement market is driven by several factors, including (i) the general public's heightened awareness and understanding of the connection between diet and health; (ii) the aging population, particularly the "babyboomer" generation which is more likely to consume nutritional supplements; (iii) product introductions in response to new scientific research; and (iv) the nationwide trend toward preventative medicine.

         Experts believe that by the year 2000, consumers will make many of their health choices from their home televisions or computers. This trend will be a global phenomenon due to the development of satellite Internet delivery, digital language translation systems, as well as continued improvement in communications technology. Companies delivering quality, consumer-oriented, digital health content will be in a position to dominate this emerging global marketplace. As the use of the Internet becomes more prevalent globally, and as digital translation systems become more refined, companies involved in the Internet vitamin/nutriceuticals industry may be in demand by health consumers of various cultures.

         PLAN OF OPERATION. Nutriceuticals.com is in the process of developing a Website to engage in the retailing of nutritional supplements via the Internet. Nutriceuticals.com's Website is currently in the beta testing process, and Nutriceuticals.com anticipates that its Website will be operational by March 31, 1999. Nutriceuticals.com can be reached via the Internet at www.Nutriceuticals.com. Nutriceuticals.com is negotiating an arrangement with Expressions Interactive, a software developing company based in Lexington, Kentucky to keep it's Website operational and state-of-the-art. Nutriceuticals.com intends to promote its

Website through print and radio media, mass mailings of samples, and linking with other websites by sharing revenue streams.

         Nutriceuticals.com believes that the retail vitamin industry is particularly suited for online retailing for many reasons. An online vitamin/nutriceuticals store has virtually unlimited online shelf space and can offer customers a vast selection through an efficient search and retrieval interface. This is particularly valuable in the vitamin/nutriceuticals market because the extraordinary number of different products precludes even the largest physical vitamin store from stocking more than a small minority of available brands, allowing Nutriceuticals.com to realize significant structural cost advantages relative to a traditional brick and mortar store. In addition, unlike physical stores, or even online retailers of clothing or other personal products, customers of an online vitamin/nutriceuticals retailer can make educated purchase decisions using online information.

         Nutriceuticals.com believes that an online vitamin/nutriceuticals store has the potential to eliminate or mitigate critical inefficiencies and problems facing traditional vitamin distribution channels. Nutriceuticals.com's business plan includes service to a large and global market through centralized distribution and operations. In this regard, Nutriceuticals.com's business plan includes the future acquisition of, or invest in, potential complementary businesses such as distributors, manufacturers, and/or freight companies, for the fulfillment and shipping of orders to Nutriceuticals.com's Internet customers. Nutriceuticals.com's business plan also includes the future acquisition of, or invest in, other Websites and Web service providers. However, there can be no assurances that Nutriceuticals.com will be able to achieve such vertical integration plans in the absence of adequate financing and successful operations.

          The business plans of Nutriceuticals.com is subject to various uncertainties. As a development stage company, Nutriceuticals.com is subject to the risks associated with establishing any new business. Nutriceuticals.com also faces the additional risks inherent in operating with new and rapidly evolving technology in an emerging market. Whereas online commerce is relatively new, and its commercial acceptability is uncertain, Nutriceuticals.com cannot assure that its online retail business will gain widespread acceptance with vitamin/nutriceuticals consumers. The competitive environment of the nutritional supplements industry in generally is presently characterized by numerous, well-established, and well-capitalized companies. With minimal barriers to entry into the online market, current and future competitors can launch new Websites at a relatively low cost. The result may be increasingly intense competition in the online market amongst nutritional supplement retailers, which could have a negative impact on Nutriceuticals.com. In addition, the future regulatory environment of the Internet is uncertain. Future regulation potentially may also have an adverse impact on the proposed business of Nutriceuticals.com.

         RESULTS OF OPERATIONS. Nutriceuticals.com has had no revenues since its inception in September 1998. Expenses, for research and development of its Website, were $25,000 as of December 31, 1998. It is estimated that Nutriceuticals.com will require $60,000 to complete the development of its Website.

         Presently, Nutriceuticals.com has two (2) employees, Jugal K. Taneja, Chief Executive Officer, and Stephen Watters, President. Both employees have committed to take no salary until such time as Nutriceuticals.com has adequate resources therefore. Nutriceuticals.com does not own or lease any office space at this time, however, it is sharing office space, at no cost, with Dynamic Health Products, Inc., a company controlled by Jugal K. Taneja.

         FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES. Nutriceuticals.com estimates that it will need from $500,000 to $2 million in start up capital for on-going Website development, marketing, promotions, and for general working capital purposes. In addition, Nutriceuticals.com plans to hire additional full-time management personnel and acquire separate office space as soon as the funds therefore become available.

         Nutriceuticals.com is currently negotiating for an equity investment, from private sources, to fund its start up capital requirements. It is anticipated that such equity investment will be completed in the first quarter of 1999, following the Effective Time of the Merger. In the event that such equity transaction does not occur, Nutriceuticals.com will continue to seek equity and/or debt financing on attractive terms from various sources. There can be no assurances that the necessary start up capital will become available in the first quarter of 1999, shortly thereafter, or at all. In the event that Nutriceuticals.com is not able to obtain the needed funds, Nutriceuticals.com would not be able to commence operations or put its business plan into effect.


                 [Remainder of page intentionally left blank]

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS


         The following table sets forth certain information regarding the beneficial ownership of NuMed Common Stock as of January 15, 1999, by (i) each Officer and Director of NuMed, (ii) each person known to NuMed to own beneficially more than 5% of NuMed Common Stock, and (iii) all Directors and Officers of NuMed as a group. As of January 15, 1999, there were approximately 8,775,685 NuMed Common Shares issued and outstanding.



-------------------------------------------------------------------------------------------------------------------
      NAME AND ADDRESS                                      AMOUNT AND NATURE        PERCENTAGE
     OF BENEFICIAL OWNER                               OF BENEFICIAL OWNER (1)(2)   OF CLASS (3)
-------------------------------------------------------------------------------------------------------------------
Jugal K. Taneja (4)..............................................2,418,866             27.56%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

The First Delhi Trust (5)..........................................449,700              5.12%
    7270 Sawgrass Point Drive
    Pinellas Park, Florida, 33782

Westminster Trust Company (6)......................................900,000             10.26%
    7270 Sawgrass Point Drive
    Pinellas Park, Florida, 33782

Manju Taneja (7).................................................1,069,116             12.18%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

Michael J. Diroff..................................................487,000              5.54%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

Robert P. Ottman...................................................123,625               1.1%
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

Paul A. Santostasi.......................................................0                 0
    6505 Rockside Road, Suite 400
    Independence, Ohio  44131

All Directors and Officers as a group (3 persons)................2,542,491             28.97%

------------


1 In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty (60) days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
2 Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the NuMed Common Shares beneficially owned by them.

3 In calculating the percentage ownership for a given individual or group, the number of NuMed Common Shares outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days (60) held by such individual or group.
4 Includes 449,700 shares held of record by The First Delhi Trust; 900,000 shares held of record by Westminster Trust Company; and 524,550 shares held of record by Manju Taneja. Mr. Taneja disclaims voting power with respect to the shares held of record by Manju Taneja, his spouse.

5 A trust established for the benefit of the children of Jugal K. Taneja. As trustee, Jugal K. Taneja has sole voting and investment power with respect to all of the NuMed Common Stock held in the name of the trust.

6      A partnership in which Jugal K. Taneja is the general partner.

7 Includes 544,616 shares held of record by Jugal K. Taneja. Ms. Taneja disclaims voting power with respect to the shares held of record by Jugal
       K. Taneja, her spouse. Does not include shares held of record by The First Delhi Trust or Westminster Trust Company, whose shares are beneficially owned by her husband.



                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF NUMED

         The following table sets forth for each director and executive officer of NuMed information regarding his age, position(s)s with NuMed, and the amount of NuMed Common Stock which he beneficially owns.


                                                             AMOUNT OF NUMED           PERCENTAGE OF CLASS OF
NAME                  AGE      POSITION                    COMMON STOCK OWNED           NUMED COMMON STOCK
----                  ---      --------                    ------------------          ----------------------
Jugal K. Taneja        55      Chairman of the Board,            2,418,866                    27.6%
                               Chief Executive Officer,
                               President, and Secretary

Robert P. Ottman       56      Director                            123,625                     1.1%

Paul A. Santostasi     62      Director                                  0                       0




         Pursuant to the NuMed Bylaws, each Director of the Company serves as a Director for a term of one (1) year and until his successor is duly qualified. Officers shall be appointed annually by the Board of Directors, at its annual meeting, to hold such office until an Officer's successor shall have been duly appointed and qualified, unless an Officer sooner dies, resigns or is removed by the Board.


           Set forth below is the business experience and other biographical information regarding the current Directors and Officers of NuMed.

         JUGAL K. TANEJA has served as the Chief Executive Officer of NuMed Surgical, Inc. from its inception in October 1993 until April 18, 1995, and from January 1, 1996 until the present. He has also served as the President, Secretary and a Director of NuMed since its inception. In addition, Mr. Taneja currently serves as the Chairman of the Board and Chief Executive Officer of Nutriceuticals.com since its inception in September 1998; as the Chairman of the Board and Chief Executive Officer of NuMed Home Health Care, Inc., which operates eight wholly-owned subsidiaries providing home health care services and staffing, and contract rehabilitation staffing, since its inception in 1991; and as the Chairman of the Board of Dynamic Health Products, Inc. since its inception in 1991. Dynamic Health Products, Inc., is a manufacturer and distributor of nutritional and health products, and the parent company of Innovative Health Products, Inc.; Becan, Inc.; Incredible Products; and Nu-Wave Health Products, Inc. Previously, Mr. Taneja served as Senior Vice President of Union Commerce Bank and Huntington National Bank from 1979 to 1983.

         ROBERT P. OTTMAN has served as a Director of NuMed since its inception in October 1993. Mr. Ottman has also served as a Director of NuMed Home Health Care, Inc. since 1991. In early 1993, Mr. Ottman was elected Vice President of Champion Bolt Corporation and is responsible for marketing and human resources.

         PAUL A. SANTOSTASI has been the Chairman and Chief Executive Officer of Diversified Technologies, Inc. a manufacturer and distributer of vitamin and nutriceuticals products, from 1989 through the present. From June 1998 to the present, he has also served as the Vice Chairman and a Director of Dynamic Health Products, Inc. a manufacturer and distributer of nutritional and health products. Mr. Santostasi was Chairman and Chief Executive Officer of Sun Coast Plastics, Inc. a manufacturer of container closure devices, from 1978 through 1989. From 1976 to 1977, Mr. Santostasi was General Manager of the Plastics Division for Tropicana Products. From 1957 to 1976, he worked as General Manger for Bundy corporation where he was responsible for product development and implementation of plastic molding, metal fabrication and harness assemblies. He currently holds six (6) major product patents and two (2) machine patents in the United States and the common market in Europe, and is responsible for the development of over a dozen other patented products.

DIRECTORS AND OFFICERS OF NUTRICEUTICALS.COM

         The following table sets forth for each director and executive officer of Nutriceuticals.com information regarding his age, position(s)s with Nutriceuticals.com, and the amount of Nutriceuticals Common Stock which he beneficially owns.



                                                                       AMOUNT OF              PERCENTAGE OF CLASS
                                                                    NUTRICEUTICALS             OF NUTRICEUTICALS
NAME                   AGE      POSITION                          COMMON STOCK OWNED              COMMON STOCK
----                   ---      --------                          ------------------          --------------------
Jugal K. Taneja(1)      55      Chairman of the Board,                 500,000                        20.7%
                                Chief Executive Officer

Stephen M. Watters      31      President and Director               1,000,000                        41.6%

William L. LaGamba      40      Secretary and Director                 100,000                         4.2%

Mandeep K. Taneja       24      Director                               200,000                         8.4%

Paul A. Santostasi      62      Director                                     0                            *





1 Does not include 200,000 shares owned by Mandeep K. Taneja or 200,000 shares owned by Mihir K. Taneja, Jugal K. Taneja's adult children.


PROPOSED OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

         Pursuant to the terms of the Merger Agreement, the persons listed in the table below shall serve as the Directors and Officers of NuMed as of the Effective Time of the Merger. The following table set forth information regarding each such person's age, position(s)s with the surviving corporation, and the amount of common stock which he will beneficially own in the surviving corporation after the Merger.

                                                                                                      PERCENTAGE OF CLASS
                                                                           AMOUNT OF SURVIVING             OF SURVIVING
NAME                            AGE     POSITION                           CORPORATION'S STOCK         CORPORATION'S STOCK
----                            ---     --------                           -------------------        --------------------
Jugal K. Taneja                 55      Chairman of the Board,                     548,368                    17.4%
                                        Chief Executive Officer

Stephen M. Watters              31      President and Director                   1,000,000                    38.8%

William L. LaGamba              40      Secretary and Director                     100,000                     3.9%

Mandeep K. Taneja               24      Director                                   200,000                     7.8%

Paul A. Santostasi              62      Director                                         0                       0





         Set forth below is the business experience and other biographical information regarding the Officers and Directors of Nutriceuticals.com who will become new Directors and/or Officers of NuMed after the Effective Time of Merger.

         STEPHEN M. WATTERS has been President and a Director of Nutriceutical.com since the inception in September 1998. Mr. Watters was Vice President of Finance of Dynamic Health Products, Inc., a manufacturer and distributor of nutritional and health products, during September, October and November 1998. Prior to his association with Dynamic Health Products, Mr. Watters was in the investment banking and brokerage business. He served as Vice President, Sales for Gilford Securities, from February 1998 to September 1998; Vice President, Sales for Hobbs, Melville Corp., from November 1997 to February 1998; and as Branch Manager, Sales, with Schneider Securities, Inc. from 1995 to 1997. He received his Executive Masters of Business Administration Degree from Case Western Reserve University in 1997.

         WILLIAM K. LAGAMBA has been the Secretary and a Director of Nutriceuticals.com since its inception in September 1998. Mr. LaGamba also serves as the Chief Executive Officer and a Director of Dynamic Health Products, Inc., a manufacturer and distributor of nutritional and health products, since April 1998. Mr. LaGamba has been involved in the distribution, sales, marketing of pharmaceuticals, health and beauty products and over-the-counter products for the past 15 years. Prior to his association with the Company, Mr. LaGamba was Vice President of Retail Sales for McKesson Drug Company, a Fortune 100 Company, from February 1985 to January 1997.

         MANDEEP K. TANEJA has served as Director of Nutriceuticals.com since its inception in September 1998. During the past five years, Mandeep Taneja earned an undergraduate degree in Business Management from the University of Rochester, and he is currently attending the University of Miami where he is in his final year of law school. Mandeep Taneja has actively invested in various venture capital activities and he is the son of Jugal Taneja.


DIRECTOR MEETINGS AND COMMITTEES


         During the fiscal year ended March 31, 1998, the Board of Directors of NuMed held a total of three (3) telephonic meetings. Each of the Directors attended more than seventy-five percent (75%) of the total number of meetings of the Board of Directors. NuMed does not have standing audit, nominating or compensation committees, or committees performing similar functions.

COMPENSATION OF DIRECTORS

         The Company's Directors receive no annual retainer, $500 per meeting for attendance at Board meetings, plus reimbursement of out-of-pocket expenses, however, the Directors have agreed to a suspension of their Director compensation for an indefinite period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         It is presently contemplated that Nu-Wave Health Products, Inc. ("Nu-Wave") will serve as a supplier or vendor of vitamin/nutriceuticals products to NuMed after the Merger, however, the extent of such service is not presently ascertainable and will be based upon customer demand and product availability. Nu-Wave is a subsidiary of Dynamic Health Products, Inc., a manufacturer and distributor of nutritional and health products. Dynamic Health Products, Inc. is approximately 56% beneficially owned and operated by Jugal K. Taneja. Any products obtained by NuMed from Nu-Wave will be supplied on terms which are not less favorable than those which NuMed could obtain from a disinterested third party vendor or less favorable than those on which Nu-Wave would sell to a disinterested third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the common shares of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such common shares, options, and stock appreciation rights (other than certain cash-only rights), and any changes in that ownership, with the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to report, in this Proxy Statement, any failure to comply therewith during the fiscal year ended March 31, 1998. The Company believes that all of these filing requirements are presently satisfied by its Officers, Directors and by the beneficial owners of more than 10% of the NuMed Common Stock, except (i) that Jugal K. Taneja, Robert P. Ottman, The First Delhi Trust, The Westminster Trust Company, and Manju Taneja each have made an inadvertently late filing of each's respective Form 3 (Initial Statement of Beneficial Ownership of Securities), which form must be filed with the SEC shortly after a person becomes an Officer or Director or 10% beneficial owner. In making this statement, the Company has relied on copies of the reporting forms received by it, and upon the written representations from certain reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE


         The following summary compensation table sets forth all cash and/or non-cash compensation paid to or accrued for the past three (3) fiscal years for NuMed's Chief Executive Officers.


                                            SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION (1)      FISCAL YEAR       SALARY ($)        BONUS ($)         ALL OTHER COMPENSATION ($)
-------------------------------      -----------       ----------        ---------         --------------------------
Jugal K. Taneja (2)                     1998               0                0                          0
Chief Executive Officer                 1997               0                0                          0
                                        1996               0                0                          0

------------

1 There are no Officers of NuMed or other individuals whose compensation from NuMed exceeded $100,000 in any of the past three (3) fiscal years.
2 Jugal K. Taneja has served as Chief Executive Officer from October 1993 through March 31, 1995 and from January 1, 1996 through the present.



                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

       GENERAL. NuMed is authorized to issue 48,000,000 shares of NuMed Common Stock, of which 8,775,685 shares were outstanding as of January 15, 1999. NuMed Common Stock is traded on the "Pink Sheets" under the trading symbol "NMDS." Registrar and Transfer Company acts as the transfer agent and the registrar for NuMed Common Stock.

       VOTING AND OTHER RIGHTS. The holders of NuMed Common Stock are entitled to one (1) vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes.

       In the event of liquidation, holders of NuMed Common Stock would be entitled to receive PRO RATA any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any NuMed Preferred Stock (as defined and described below) then outstanding.

       NuMed Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

       DISTRIBUTIONS. The holders of NuMed Common Stock are entitled to receive such dividends or distributions as the NuMed Board may declare out of funds legally available for such payments. The payment of distributions by NuMed is subject the restrictions of Nevada law applicable to the declaration of distributions by a business corporation. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding NuMed Preferred Stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

NUMED PREFERRED STOCK

       NuMed has authorized 2,000,000 shares of preferred stock, par value $.001 per share (the "NuMed Preferred Stock"). The NuMed Board has the authority to issue NuMed Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders, unless such action is required by applicable rules or regulations or by the terms of other outstanding series of NuMed Preferred Stock. Any shares of NuMed Preferred Stock which may be issued may rank prior to the NuMed Common Stock as to payment of dividends and upon liquidation. There are no shares of Preferred Stock outstanding as of January 15, 1999.

                                     EXPERTS

         The financial statements of NuMed as of March 31, 1998, have been audited by Kirkland, Russ, Murphy & Tapp, independent auditors, Tampa, Florida, as set forth in the report thereon, a copy which is attached hereto in Appendix
A. Another accounting firm audited the Company's financial statements as of March 31, 1997, whose report thereon expressed an unqualified opinion on those 1997 statements. The report of said auditor, however, is not included in Appendix A as a result of the undue financial hardship which would be incurred in obtaining the consent to use such report.

         The financial statements of Nutriceuticals.com as of October 31, 1998, have been audited by Kirkland, Russ, Murphy & Tapp, independent auditors, Tampa, Florida, as set forth in the report thereon, a copy of which is attached hereto in Appendix A.


                              SHAREHOLDER PROPOSALS


         Eligible Shareholders who wish to present proposals for action at the 1999 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals for inclusion in this year's proxy statement and proxy card must be received by the President no later than March 31, 1999. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 1999 Annual Meeting.


                                       NUMED SURGICAL, INC.



                                       /s/ JUGAL K. TANEJA
                                       ---------------------------------
Date: January 25 , 1999                Jugal K. Taneja, Chief Executive Officer

                                                                     APPENDIX A

                              NUMED SURGICAL, INC.

                              FINANCIAL STATEMENTS

                                 MARCH 31, 1998
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)
                                       AND


                                 MARCH 31, 1997
                                   (UNAUDITED)

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
NuMed Surgical, Inc.
Clearwater, Florida


         We have audited the statements of net deficiency in liquidation of NuMed Surgical, Inc. (a Nevada corporation) as of March 31, 1998, and the related statements of changes in net deficiency in liquidation for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         As discussed in Note A to the financial statements, effective March 31, 1997 the Company sold the majority of its operating assets and effectively ceased operations. The Company is presently in the process of liquidation, and management's plans in regard to this matter are further discussed in the notes to the financial statements. Therefore, at March 31, 1997 the Company has changed its basis of accounting from the going-concern basis to a liquidation basis.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets in liquidation of NuMed Surgical, Inc. as of March 31, 1998, and the changes in net assets in liquidation for the year then ended, in conformity with generally accepted accounting principles.

                                                  Kirkland, Russ, Murphy & Tapp

Clearwater, Florida
May 29, 1998

                              NUMED SURGICAL, INC.

                   STATEMENTS OF NET DEFICIENCY IN LIQUIDATION

                       YEARS ENDED MARCH 31, 1998 AND 1997

                                                         1998             1997
                                                       --------        --------
ASSETS                                                                (UNAUDITED)
Current assets:
    Cash                                               $  8,274          35,341
    Accounts receivable                                  13,270          63,322
    Allowable for bad debts                             (13,270)        (16,370)
    Inventories                                            --             8,272
    Prepaid expenses and other assets                      --               300
                                                       --------        --------
                  Total assets                         $  8,274          90,865
                                                       ========        ========


LIABILITIES AND NET DEFICIENCY

Current liabilities:
    Accounts payable                                   $    500          32,708
    Accrued expenses                                     16,437          14,760
    Due to AMATECH                                         --            47,695
                                                       --------        --------
                  Total current liabilities              16,937          95,163

Net deficiency in liquidation, attribute to
  8,775,685 shares                                     $ (8,663)         (4,298)
                                                       ========        ========

See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

              STATEMENT OF CHANGES IN NET DEFICIENCY IN LIQUIDATION

                            YEAR ENDED MARCH 31, 1998

Increase in net assets (liabilities) in liquidation:
    Sales                                                             $     3,918
    Bad debt recovery                                                       3,101
                                                                      -----------

Decreases in net assets (liabilities) in liquidation:
    Cost of goods sold                                                    (16,760)
    Professional fees                                                     (13,012)
    Occupancy                                                              (6,432)
    Office expense                                                         (1,283)
    Other                                                                  (6,112)
                                                                      -----------

           Decrease in net assets (liabilities) in
             liquidation before adjustments                               (36,580)

Adjustments of estimated values                                            32,215
                                                                      -----------

           Decrease in net assets (liabilities) in
             liquidation                                                   (4,365)

Beginning net assets in liquidation                                        (4,298)

Ending net assets (liabilities) in liquidation                        $    (8,663)
                                                                      ===========

Loss per share:
    Loss attributable to common stockholders                          $    (4,365)

    Net loss per common share (basic and diluted)                            --
                                                                      ===========

    Weighted average common stock outstanding (basic and diluted)       8,775,685
                                                                      ===========

See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                             STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1997
                                   (UNAUDITED)

Net sales                                                                $   488,340

Cost of goods sold                                                           304,199
                                                                         -----------

                  Gross profit (loss)                                        184,141

Selling, general and administrative expenses:

    Salary and benefits                                                       98,890
    Professional fees                                                         30,544
    Travel and entertainment                                                   8,397
    Occupancy                                                                 15,008
    Advertising and marketing                                                 23,687
    Insurance                                                                 17,050
    Research and development expense                                             242
    Office expense                                                             7,132
    Depreciation, amortization and write off of long lived assets             68,605
    Bad debt                                                                   9,492
    Other                                                                     11,175
                                                                         -----------

                  Total selling, general and administrative expenses         290,222
                                                                         -----------

                  Operating loss                                            (106,081)

Other income (expense):
    Interest expense                                                          (6,189)
    Interest income                                                                3
    Gain on sale of assets                                                    19,435
    Other expense                                                               (525)
    Bad debt recovery                                                           --
                                                                         -----------

                  Total other income (expense)                                12,724
                                                                         -----------

                  Net loss                                               $   (93,357)
                                                                         ===========

Net loss per share                                                       $       .01
                                                                         ===========

Shares used in computing per share information                             8,775,685
                                                                         ===========

See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                             STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED MARCH 31, 1997
                                   (UNAUDITED)
Cash flows from operating activities:
    Net loss                                                           $(93,357)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
       Depreciation, amortization and write off of long lived assets     68,605
       Gain from the sale of assets                                     (19,435)
       Provision for bad debts write off of long lived assets             9,492
       Increase (decrease) in cash due to net changes in operating assets and liabilities:
          Accounts receivable                                           (12,757)
          Inventories                                                    43,384
          Prepaid expenses and other current assets                        --
          Accounts payable                                               (6,387)
          Accrued expenses                                              (12,584)
                                                                       --------

                  Net cash used in operating activities                 (23,039)
                                                                       --------

Cash flows from investing activities -
    Proceeds from sale of product line                                   92,695
                                                                       --------
Cash flows from financing activities:
    Proceeds from short-term borrowings                                  23,000
    Payments on line of credit                                          (64,544)
                                                                       --------

                  Net cash used in financing activities                 (41,544)
                                                                       --------

Increase (decrease) in cash                                              28,112

Cash at beginning of period                                               7,229
                                                                       --------

Cash at end of period                                                  $ 35,341
                                                                       ========

See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                        FOR THE YEAR ENDED MARCH 31, 1997
                                   (UNAUDITED)

                                       STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 ----------------------------------------------------------------------      NET ASSETS
                                               COMMON STOCK                                                (DEFICIENCY) IN
                                 --------------------------------------       PAID-IN       ACCUMULATED     LIQUIDATION AT
                                  SHARES         VALUE         CAPITAL         DEFICIT         TOTAL        MARCH 31, 1997
                                 ---------     ---------       --------       --------      -----------    ---------------
Balance at March 31, 1996         8,775,68     $   8,776        473,222       (392,939)        89,059           --

Net loss                              --            --             --          (93,357)       (93,357)          --
                                 ---------     ---------       --------       --------        -------         ------
Balances at March 31,
  1997 before liquidation
  basis of  accounting           8,775,685         8,776        473,222       (486,296)        (4,298)          --

Changes in basis of
  accounting                          --          (8,776)      (473,222)       486,296          4,298         (4,298)
                                 ---------     ---------       --------       --------        -------         ------

Balances at March 31,
  1997 after the liquidation
  basis of accounting            8,775,685     $    --             --             --             --           (4,298)
                                 =========     =========       ========       ========        =======         ======

See notes to financial statements and auditors' report.

                              NUMED SURGICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 1998 AND 1997

A.       DESCRIPTION OF THE COMPANY AND BASIS OF PRESENTATION OF SALE OF ASSETS

         NuMed Surgical, Inc. (NuMed or the Company) has been actively engaged in the research, development and distribution of medical instruments and surgical supplies since February 1991 to the health care market. Effective March 31, 1997, the Company made the decision to sell its remaining major product line to AMATECH Corporation (AMATECH) and adopted a plan of liquidation. As a result, the assets remaining at March 31, 1997 are recorded at net realizable value. All operating assets were disposed of by March 31, 1998.

         In an agreement effective March 31, 1997, NuMed sold approximately $25,565 of inventory, $47,695 of accounts receivable and all other assets pertaining to the business of design, manufacture, sales or marketing of patient positioning products, disposables and pads to AMATECH. Consideration given to NuMed was the payment of its $64,544 line of credit and forgiveness of the $27,695 of accounts payable to AMATECH and $456 cash. The Company recorded a gain of $19,435 as a result of the sale.

B.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         SALES

         Provision has been made for returns of certain surgical medical products for which customers are entitled to a fourteen day trial evaluation. Credit is extended based on an evaluation of the customer's financial condition and collateral is not generally required.

         INVENTORIES

         Inventories are carried at the lower of cost or net realizable value. The cost of inventories is determined under the first-in, first-out
         (FIFO) method. Inventories consist mainly of surgical table accessories and assisted living products.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (continued)

                              NUMED SURGICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS

         EARNINGS PER SHARE

         In the fourth quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS 128). Under SFAS 128, basic net loss per share of common stock is computed by dividing income available to common stockholders by the weighted average number of common shares actually outstanding during the period. Diluted net loss per share of common stock presents income attributable to common shares actually outstanding plus dilutive potential common shares outstanding during the period.

C.       LONG-LIVED ASSETS

         In the fourth quarter of fiscal 1997, NuMed wrote off the balance of long-lived assets to amortization expense of $34,849 in accordance with FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed of". The long-lived assets included organizational costs, an exclusive distribution agreement, leasehold improvements and prototype equipment which have no realizable value at March 31, 1997 given management's intent to liquidate the Company as discussed in Note A.

D.       INCOME TAXES

         Deferred taxes reflect the impact of temporary differences between the financial statements and tax bases of assets and liabilities primarily relating to net operating losses.

                                                          MARCH 31,
                                                ----------------------------
                                                  1998                1997
                                                ---------          ---------
                                                                   (unaudited)
Deferred tax assets:
  Total deferred tax assets                     $ 185,894            203,350
  Total deferred tax liability                                          --
  Valuation reserve                              (185,894)          (203,350)
                                                ---------          ---------

   Net deferred tax asset                       $    --                 --
                                                =========          =========

         Due to the existence of the net operating losses that have been fully reserved, no provision for income tax is required for 1998 or 1997. Net operating loss carryforwards of approximately $451,000 expire through years 2009 and 2013.

                              NUMED SURGICAL, INC.

                              FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1997 AND 1998

                                   (UNAUDITED)

                              NUMED SURGICAL, INC.

                   STATEMENTS OF NET DEFICIENCY IN LIQUIDATION

                                                SEPTEMBER 30,    MARCH 31,
                                                    1998           1998
                                                -------------    ---------
                                                 (UNAUDITED)     (AUDITED)
ASSETS

Current assets:
    Cash                                           $  4,714         8,254
    Accounts receivable                              13,270        13,270
    Allowable for bad debts                         (13,270)      (13,270)
                                                   --------      --------

                  Total assets                     $  4,714         8,254
                                                   ========      ========


LIABILITIES AND NET DEFICIENCY

Current liabilities:
    Accounts payable                                    875         3,875
    Accrued expenses                                 16,437        16,437
                                                   --------      --------

                  Total current liabilities          17,312        20,312
                                                   --------      --------

Net deficiency in liquidation, attributable to
  8,775,685 shares                                 $(12,598)      (12,058)
                                                   ========      ========

                              NUMED SURGICAL, INC.

              STATEMENT OF CHANGES IN NET DEFICIENCY IN LIQUIDATION
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                        ----------------------------
                                                           1998              1997
                                                        -----------      -----------
Increase in net liabilities in liquidation:
    Sales                                               $      --               --
    Bad debt recovery                                          --              3,101

Decreases in net liabilities in liquidation:
    Professional fees                                           500              500
    Office expense                                               40              176
                                                        -----------      -----------

                      Increase (decrease) in net
                        liabilities in liquidation             (540)           2,425

Beginning net liabilities in liquidation                    (12,058)         (32,137)
                                                        -----------      -----------

Ending net liabilities in liquidation                   $   (12,598)         (29,712)
                                                        ===========      ===========

Gain (loss) per share:
    Gain (loss) attributable to common stockholders     $      (540)           2,425
                                                        ===========      ===========

    Net gain (loss) per common share (basic and
      diluted)                                          $      --               --
                                                        ===========      ===========

    Weighted average common stock outstanding
      (basic and diluted)                                 8,775,685        8,775,685
                                                        ===========      ===========


                              NUMED SURGICAL, INC.

              STATEMENT OF CHANGES IN NET DEFICIENCY IN LIQUIDATION
                                   (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                     ----------------------------
                                                                        1998             1997
                                                                     -----------      -----------
Increase in net liabilities in liquidation:
    Sales                                                            $      --              3,918
    Bad debt recovery                                                       --              3,101

Decreases in net liabilities in liquidation:
    Cost of goods sold                                                      --              8,109
    Professional fees                                                      3,875           12,000
    Occupancy                                                               --              6,432
    Office expense                                                            60              176
    Other                                                                   --              5,716
                                                                     -----------      -----------

                      Decrease in net liabilities in liquidation          (3,935)         (25,414)

Beginning net assets in liquidation                                       (8,663)          (4,298)
                                                                     -----------      -----------

Ending net liabilities in liquidation                                $   (12,598)         (29,712)
                                                                     ===========      ===========

Loss per share:
    Loss attributable to common stockholders                         $    (3,935)         (25,414)
                                                                     ===========      ===========

    Net loss per common share (basic and diluted)                    $      --               --
                                                                     ===========      ===========

    Weighted average common stock outstanding
      (basic and diluted)                                              8,775,685        8,775,685
                                                                     ===========      ===========

                              NUMED SURGICAL, INC.

                          NOTES TO FINANCIAL STATEMENTS


                               SEPTEMBER 30, 1998
                                  (unaudited)


NOTE A - BASIS OF PRESENTATION

GENERAL:

The accompanying interim financial statements are unaudited, but reflect all adjustments which are, in the opinion of the Company's management necessary to present fairly the financial position as of September 30, 1998. The results for the three months ended September 30, 1998 are not necessarily indicative of results to be expected for the full year. References should be made to the Company's Form 10-KSB for the year ended March 31, 1998, for additional disclosure.

ITEM 2:

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

INTRODUCTION:

The following is an analysis of the operations of NuMed Surgical for the three months ended September 30, 1998 and 1997 and should be read in conjunction with the Company's financial statements that appear elsewhere in this report.

RESULTS OF OPERATIONS:

The Company ceased operations on April 1, 1997 and liquidated the "patient positioning" assets. The Company ceased operations due to continued losses caused by increased competition and the loss of exclusivity of patient positioning products. Also, the Company was never able to find an acceptable industry partner to enter into a joint venture on the Liftmate Product which was acquired in 1995. The Company did not have adequate internal resources to pursue the "Liftmate" market on its own. The "patient positioning" product line was where most of the sales of the Company were coming from since the inception of the Company. The Company had no sales activity for the three months ended September 30, 1998. This decrease is due to the fact that the Company ceased operations.

FINANCIAL POSITION, LIQUIDITY AND CAPITAL RESOURCES:

The Company's cash and cash equivalents at September 30, 1998 and March 31, 1998 were $4,714 and $8,274, respectively. The change is minimal due to the Company's liquidation.

                         NUTRICEUTICALS.COM, CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 1998
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Shareholders
Nutriceuticals.Com, Corporation:

We have audited the accompanying balance sheet of Nutriceuticals.Com, Corporation, a development stage enterprise, as of October 31, 1998, and the related statement of income, stockholders' equity, and cash flows for the period September 8, 1998 (date of inception) to October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutriceuticals.Com, Corporation at October 31, 1998, and results of its operations and its cash flows for the period September 8, 1998 (date of inception) to October 31, 1998 in conformity with generally accepted accounting principles.

November 4, 1998


Kirkland, Russ, Murphy & Tapp

                         NUTRICEUTICALS.COM, CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET

                                OCTOBER 31, 1998

                                     ASSETS
Current assets:
      Cash                                                              $116,000
      Prepaid expenses                                                    14,000
                                                                        --------
                   Total current assets                                  130,000

Organization costs                                                         1,428
                                                                        --------
                                                                        $131,428
                                                                        ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                     1,428
                                                                        --------
Stockholders' equity:
      Preferred stock, no par value, 1,000,000 shares authorized,
        no shares issued or outstanding                                     --
      Common stock, no par value, 9,000,000 shares authorized,
        2,400,000 shares issued and outstanding                           24,000

      Additional paid-in capital                                         106,000
      Retained earnings                                                     --
                                                                        --------

                   Total stockholders' equity                            130,000
                                                                        --------

                                                                        $131,428
                                                                        ========

                         NUTRICEUTICALS.COM, CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                               STATEMENT OF INCOME

              FOR THE PERIOD SEPTEMBER 8, 1998 (DATE OF INCEPTION)
                               TO OCTOBER 31, 1998

Revenues                                                                   $--

Cost of revenues                                                            --

                   Gross profit                                             --

Selling, general and administrative expenses                                --
                                                                           ---
                   Net income                                              $--
                                                                           ===


See accountants' audit report and accompanying notes to financial statements.

                         NUTRICEUTICALS.COM, CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE PERIOD SEPTEMBER 8, 1998 (DATE OF INCEPTION)
                               TO OCTOBER 31, 1998

                                             ADDITIONAL                 TOTAL
                                  COMMON      PAID-IN     RETAINED   STOCKHOLDERS'
                                   STOCK      CAPITAL     EARNINGS      EQUITY
                                  -------    ----------   --------   -------------
Balances at September 8, 1998     $  --          --           --          --

Initial capital contributions      20,000      10,000         --        30,000

Sale of common stock at $.25
  per share                         4,000      96,000         --       100,000

Net income                           --          --           --          --
                                  -------     -------     --------     -------
Balances at October 31, 1998      $24,000     106,000         --       130,000
                                  =======     =======     ========     =======

                         NUTRICEUTICALS.COM, CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS

              FOR THE PERIOD SEPTEMBER 8, 1998 (DATE OF INCEPTION)
                               TO OCTOBER 31, 1998
Cash flows from operating activities:
    Net income                                                        $    --
    Adjustment to reconcile net income to net cash from
      operating activities:
        Increase in prepaid expenses                                    (14,000)
        Increase in accounts payable                                      1,428
                                                                      ---------

                        Net cash used in operating activities           (12,572)
                                                                      ---------

Cash flows from investing activities:
    Increase in organizational costs                                     (1,428)
                                                                      ---------

                        Net cash used in investing activities            (1,428)
                                                                      ---------

Cash flows from financing activities:
    Initial capital contributions                                        30,000
    Sale of common stock                                                100,000
                                                                      ---------

                        Net cash provided by financing activities       130,000
                                                                      ---------

Net increase in cash                                                    116,000

Cash at beginning of period                                                --
                                                                      ---------

Cash at end of period                                                 $ 116,000
                                                                      =========

                         NUTRICEUTICALS.COM, CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                                OCTOBER 31, 1998

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           (a)      DESCRIPTION OF BUSINESS

                    Nutriceuticals.Com, Corporation (the Company), a development stage enterprise, will provide vitamin and nutritional sales through it's website on the Internet.

           (b)      CASH AND CASH EQUIVALENTS

                    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

           (c)      CONCENTRATION OF CREDIT RISK

                    The Company maintains its demand bank accounts at high credit quality financial institutions. The balances, at times, may exceed federally insured limits.

           (d)      INCOME TAXES

                    Effective September 8, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

           (e)      ESTIMATES

                    In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                              NUMED SURGICAL, INC.

                                       AND

                          NUTRICEUTICAL.COM CORPORATION


                          DATED AS OF JANUARY 15, 1999

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this 15th day of January, 1999, by and among NuMed Surgical, Inc., a Nevada corporation ("NuMed"), and Nutriceuticals.com Corporation, a Florida corporation ("Nutriceuticals.com").

                              W I T N E S S E T H:

         WHEREAS, NuMed desires to acquire all of the 2,400,000 issued and outstanding shares of the common stock, no par value, of Nutriceuticals.com, through the merger of Nutriceuticals.com with and into NuMed pursuant to the terms hereinafter set forth (the "Merger");

         WHEREAS, the respective Boards of Directors of NuMed and Nutriceuticals.com deem it advisable and to the advantage and welfare of their respective corporations and stockholders, that Nutriceuticals.com be merged with and into NuMed upon the terms and conditions hereinafter specified;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                           DESCRIPTION OF TRANSACTION

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.3 herein), in accordance with this Agreement and the relevant provisions of the Nevada General Corporations Law (the "Nevada GCL") and the Florida Business Corporations Act (the "FBCA"), Nutriceuticals.com shall be merged with and into NuMed. NuMed shall be the surviving corporation of the Merger and NuMed shall continue, and be deemed to continue, for all purposes after the Merger, and the existence of Nutriceuticals.com shall cease at the Effective Time. At the Effective Time (as defined in Section 1.3) each issued and outstanding share of the common stock, no par value, of Nutriceuticals.com ("Nutriceuticals Common Stock") shall be converted into the right to receive one (1) share of common stock, $.001 par value per share, of NuMed ("NuMed Common Stock").

         1.2 SURVIVING CORPORATION; CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. Following the Merger, NuMed shall continue to exist under, and be governed by, the laws of the State of Nevada. The Articles of Incorporation of NuMed, as in effect on the Closing Date (as defined in Section 1.4 herein), shall continue in full force and effect as the Articles of Incorporation of NuMed, except that upon the Merger the Articles of Incorporation of NuMed shall be amended to change the name of the corporation to "Nutriceuticals.com Corporation".


         1.3 EFFECTIVE DATE OF THE MERGER. This Agreement shall be submitted to the stockholders of NuMed and to the stockholders of Nutriceuticals.com, as provided in Sections 6.5 and 7.5 hereof, for approval as soon as practicable after the execution of this Agreement. Upon the authorization, approval and adoption of (i) this Agreement by (a) the affirmative vote of the holders of at least a majority of the outstanding shares of NuMed Common Stock entitled to vote thereon as provided by Nevada GCL, and (b) the affirmative vote of the holders of at least a majority of the outstanding shares of Nutriceuticals
Common Stock entitled to vote thereon as provided by the FBCA; and (ii) the Reverse Stock Split (as defined below in this Section 1.4) by the affirmative vote of the holders of at least a majority of the outstanding shares of NuMed Common Stock entitled to vote thereon as provided by Nevada GCL; a Plan and Articles of Merger (the "Articles of Merger") meeting the requirements of the Nevada GCL and meeting the requirements of the FBCA shall be executed, verified and acknowledged as required by the provisions of said laws, and such Articles of Merger shall be delivered to the Department of State of Nevada and to the Department of State of Florida (the "Departments of State") for filing (the time of the latter of such filings being the "Effective Time", and the date of the latter of such filings being the "Effective Date"). The term "Reverse Stock Split" shall mean a one-for-fifty reverse split of the outstanding shares of NuMed Common Stock and the delivery of an amendment of NuMed's Articles of Incorporation to the Nevada Department of State, said amendment reflecting said stock split.

         1.4 PROCEDURE FOR CLOSING. Subject to the satisfaction or appropriate waiver of all conditions precedent thereto, there shall be a closing (the "Closing") at the offices of Schifino & Fleischer, P.A., One Tampa City Center, 201 North Franklin Street, Suite 2700, Tampa, Florida 33602, at 10:00 a.m., or at such other place, date and time as the parties to this Agreement may otherwise agree (the "Closing Date"). At the Closing, the parties to this Agreement will take all actions as may be necessary to cause the filing of the Articles with the Departments of State.


         1.5 CONVERSION OF STOCK. Upon the filing of the Articles by the Departments of State, each issued and outstanding share of Nutriceuticals Common Stock, other than any share with respect to which a dissenting stockholder shall have demanded fair payment for such share in accordance with the FBCA, shall be converted immediately into one (1) share of NuMed Common Stock, as provided in
Section 1.1 hereof.

         1.6 DIRECTORS AND OFFICERS. The directors of NuMed, after the Effective Date of the Merger, who shall hold office until the next annual meeting of shareholders and until their successors are chosen and qualified are as follows:

                         Name
                         ----
                         Jugal K. Taneja

                         Stephen M. Watters

                         William L. LaGamba

                         Mandeep K. Taneja


                         Paul A. Santostasi

         The principal officers of NuMed, after the Effective Date of the Merger, who shall hold office until their successors are chosen and qualified are as follows:

               Name                                      Position
               ----                                      --------
               Stephen M. Watters                        President

               William L. LaGamba                        Secretary


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF NUMED

         Except as disclosed in Exhibit "B" to this Agreement, NuMed represents and warrants to Nutriceuticals.com the following:

         2.1 ORGANIZATION AND STANDING. NuMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted. A true and correct copy of (i) its Articles of Incorporation together with all amendments thereto, certified by the Secretary of the State of Nevada, and (ii) its by-laws, certified by the Secretary of such corporation, each as then in effect, has been delivered to Nutriceuticals.com.


         2.2 CAPITALIZATION. The authorized capital stock of NuMed consists of 48,000,000 shares of common stock, par value $.001 per share, and as of the date of this Agreement there are outstanding 8,775,685 shares, all of which have been validly issued and are fully paid and non-assessable.

         2.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution of this Agreement by NuMed and the delivery of this Agreement to Nutriceuticals.com have been duly authorized by the Board of Directors of NuMed, and no further corporate or other action is necessary on their part to make this Agreement valid and binding upon and enforceable against NuMed in accordance with the terms hereof or to carry out the transaction contemplated hereby.

         2.4 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit "C" are the Form 10-KSB Report for the year ended March 31, 1998 and the Form 10-QSB for the six months ended September 30, 1998 containing the financial statements of NuMed for the fiscal year ended March 31, 1998 and September 30, 1998, respectively. Except as contemplated by this Agreement and the transactions contemplated by this Agreement, those statements (i) are in accordance with the books and records of NuMed; (ii) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis; and (iii) fairly present the results of operations and financial condition of NuMed for the periods covered by the statements.

         2.5 NO MATERIALLY ADVERSE CHANGE. Subsequent to the period covered by the financial statements described in Section 2(d) of this Agreement, except as contemplated by this Agreement or the transactions contemplated by this Agreement, NuMed has not experienced any materially adverse change in its financial condition, assets, liabilities, or results of operations.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF NUTRICEUTICALS.COM

         Except as disclosed in Exhibit "D" to this Agreement, Nutriceuticals.com hereby represents and warrants to NuMed the following:

         3.1 ORGANIZATION AND STANDING. Nutriceuticals.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power and authority to carry on its business as it is now being conducted.

         3.2 CAPITALIZATION. The authorized capital stock of Nutriceuticals.com consists of 1,000,000 shares of preferred stock, no par value; and 9,000,000 shares of common stock, no par value. As of the date of this Agreement there are outstanding 2,400,000 shares common stock only, all of which have been validly issued and are fully paid and non-assessable.

         3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution and delivery of this Agreement by Nutriceuticals.com has been duly authorized by its Board of Directors, and no further corporate action will be necessary on their part to make this Agreement valid and binding upon each of them and enforceable against them in accordance with the terms of this Agreement, or to carry out the actions contemplated by this Agreement.

         3.4 FINANCIAL STATEMENTS. Attached to this Agreement as Exhibit "E" are the financial statements of Nutriceuticals.com at October 31, 1998 and for the period from September 8, 1998 (date of inception) through October 31, 1998.

         3.5 NO MATERIALLY ADVERSE CHANGE. Subsequent to the period covered by the financial statements described in Section 3.4 herein, except as contemplated by this Agreement or the transactions contemplated by this Agreement, Nutriceuticals.com has not experienced any materially adverse change in its financial condition, assets, liabilities, or results of operations.

                                   ARTICLE IV

                               COVENANTS OF NUMED

         NuMed hereby covenants the following:

         4.1 APPROVAL BY STOCKHOLDERS. Prior to the Closing, the shareholders of NuMed, shall have approved the Merger in accordance with the provisions of the Nevada GCL.

         4.2 CONDUCT OF THE BUSINESS UNTIL CLOSING. Except as Nutriceuticals.com may otherwise consent in writing, prior to the Closing NuMed will not conduct any operations and will use its best efforts to preserve the present business organization intact.

         4.3 CORPORATE ACTION; APPROVALS AND CONSENTS. NuMed will take all corporate and other action and use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated by this Agreement.

         4.4 ADVICE OF CHANGES. Between the date of this Agreement and the Closing, NuMed will promptly advise Nutriceuticals.com in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

         4.5 ACCESS TO PROPERTIES AND RECORDS, ETC. NuMed will give Nutriceuticals.com and its counsel, accountants, and other representatives full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of NuMed.

         4.6 MERGER PROXY OR INFORMATION STATEMENT. NuMed will prepare the Merger Proxy or Information Statement and, at the time when mailed to the stockholders of NuMed and at all times up to the date of approval of the Merger by the stockholders of NuMed, the Merger Proxy or Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to be included by or in the Merger Proxy or Information Statement in order to make the Merger Proxy or Information Statement and the statements therein not misleading; and the Merger Proxy or Information Statement will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                    ARTICLE V

                         COVENANTS OF NUTRICEUTICALS.COM

         Nutriceuticals.com hereby jointly and severally covenants the following:

         5.1 APPROVAL BY STOCKHOLDERS. Prior to the Closing, the shareholders of Nutriceuticals.com, shall approve the Merger in accordance with the provisions of the FBCA.

         5.2 CONDUCT OF THE BUSINESS UNTIL CLOSING. Except as NuMed may otherwise consent in writing, prior to the Closing Nutriceuticals.com will not conduct any operations and will use its best efforts to preserve the present business organization intact.

         5.3 CORPORATE ACTIONS, APPROVALS AND CONSENTS. Nutriceuticals.com will take all corporate and other actions and use their best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the Merger and the transactions contemplated hereby.

         5.4 ADVICE OF CHANGES. Between the date of this Agreement and the Closing, Nutriceuticals.com will promptly advise NuMed in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

         5.5 ACCESS TO PROPERTIES AND RECORDS, ETC. Nutriceuticals.com will give NuMed and its counsel, accountants, and other representatives full access during normal business hours to all of the properties, personnel, books, tax returns, contracts, commitments and records of Nutriceuticals.com.

         5.6 MERGER PROXY OR INFORMATION STATEMENT. Nutriceuticals.com will cooperate with and will provide all information reasonably requested in writing by NuMed in connection with the preparation by NuMed of any proxy or information statements to be sent to the shareholders of NuMed in connection with the Merger; and Nutriceuticals.com will use its best efforts to assure that any such information provided in writing to NuMed, at the time when provided and at all times up to the date of approval of the Merger by the stockholders of NuMed, does not and will not contain any untrue statement of a material fact required to be stated or necessary in order to make such information not misleading.

                                   ARTICLE VI

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NUMED

         The obligations of NuMed under this Agreement are subject to the satisfaction, at or prior to the Closing, or each of the following conditions (the fulfillment of any of which may be waived in writing by NuMed).

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and statements of Nutriceuticals.com contained in this Agreement, all exhibits to this Agreement and any documents delivered in connection with this Agreement, shall not only have been true and complete as of the date of this Agreement and when made but shall also be true and complete as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms of this Agreement.

         6.2 COMPLIANCE. Nutriceuticals.com shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits to this Agreement to be performed and complied with by it at or prior to the Closing.

         6.3 GOOD STANDING CERTIFICATES. NuMed shall have received a certificate executed by the Secretary of State of the State of Florida dated within ten (10) days prior to the Closing Date certifying that Nutriceuticals.com is a corporation in good standing under the laws of the State of Florida.

         6.4 CERTIFICATE. NuMed shall have received a certificate executed by the President of Nutriceuticals.com, attested to by the Secretary of such corporation under its corporate seal, dated the Closing Date, satisfactory in form and substance to NuMed and its counsel, certifying as to (i) the fulfillment of matters set forth in Section 6.1 through 6.3 of this Agreement,
(ii) the resolutions adopted by the Board of Directors of Nutriceuticals.com approving the execution of this Agreement and the consummation of the transactions contemplated hereby; (iii) the resolutions adopted by the stockholders of Nutriceuticals.com approving the Merger; (iv) the incumbent officers of Nutriceuticals.com and the authenticity of the signatures of each; and

(v) the information, if any, required to be furnished to Nutriceuticals.com pursuant to Section 4(c) of this Agreement.

         6.5 STOCKHOLDER APPROVAL. Holders of a majority of the outstanding shares of common stock of Nutriceuticals.com entitled to vote on the Merger shall have approved the Merger in accordance with the provisions of the FBCA.

         6.6 DISSENTERS' RIGHTS. There shall not be holders of more than five percent (5%) of the issued and outstanding shares of NuMed Common Stock and/or Nutriceuticals.com Common Stock, collectively, who exercise dissenter's rights under the Nevada GCL or the FBCA, respectively.

         6.7 STOCKHOLDER LIST. Nutriceuticals.com shall have delivered to NuMed a list of the stockholders of record as of the close of business on the last business day immediately preceding the Closing.


         6.8 CONSUMMATION OF THE MERGER. The Merger shall have been consummated on or before April 30, 1999.

                                   ARTICLE VII

          CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NUTRICEUTICALS.COM

         The Obligations of Nutriceuticals.com under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (the fulfillment of any of which may be waived in writing by Nutriceuticals.com):

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and statements of NuMed contained in this Agreement, all exhibits to this Agreement and any documents delivered in connection with this Agreement, shall not only have been true and complete on the date of this Agreement and when made but shall also be true and complete as though again made on the Closing Date, except to the extent that they are incorrect as of the Closing Date by reason of events occurring after the date of this Agreement in compliance with the terms of this Agreement.

         7.2 COMPLIANCE. NuMed shall have performed and complied with all agreements, covenants and conditions required by this Agreement and all exhibits to this Agreement to be performed and complied with by them at or prior to the Closing.

         7.3 GOOD STANDING CERTIFICATES. Nutriceuticals.com shall have received a certificate executed by the Department of the State of Nevada dated within ten
(10) days prior to the Closing Date certifying that NuMed is a corporation in good standing under the laws of the State of Nevada.

         7.4 CERTIFICATE. Nutriceuticals.com shall have received a certificate executed by the President of NuMed and attested to by its Secretary under its corporate seal, dated the Closing Date, and certifying as to (i) the fulfillment of the matters mentioned in Section 7.1 through 7.3 of this Agreement; (ii) the resolutions adopted by the Board of Directors of NuMed approving the execution of this Agreement and the consummation of the transactions contemplated hereby;
(iii) the resolutions adopted by the shareholders, of the capital stock of NuMed, approving the Merger and this Agreement and the transactions contemplated by this Agreement; (iv) the incumbent officers of the respective corporation and the authenticity of the signatures of each; and (v) the information, if any, required to be furnished to Nutriceuticals.com pursuant to Section 5(d) of this Agreement.

         7.5 STOCKHOLDER APPROVAL. Holders of a majority of the outstanding shares of common stock of NuMed entitled to vote on the Merger shall have approved the Merger in accordance with the provisions of the Nevada GCL.

         7.6 DISSENTERS' RIGHTS. There shall not be holders of more than five percent (5%) of the issued and outstanding shares of NuMed Common Stock and/or Nutriceuticals Common Stock, collectively, who exercise dissenter's rights under the Nevada GCL or the FBCA, respectively.

         7.7 STOCKHOLDER LIST. NuMed shall have delivered to Nutriceuticals.com a list of the stockholders of record as of the close of business on the last business day immediately preceding the Closing.


         7.8 CONSUMMATION OF THE MERGER. The Merger shall have been consummated on or before April 30, 1999.

                                  ARTICLE VIII

                         ADDITIONAL TERMS OF TERMINATION

         8.1 INDEMNIFICATION. After the Effective Time, NuMed shall indemnify, defend and hold harmless the current and former directors and officers of NuMed and Nutriceuticals.com against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Nevada law and by the NuMed Articles of Incorporation and the NuMed Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

         8.2 MUTUAL TERMINATION. In addition to the provisions of Articles 6 and 7 of this Agreement, this Agreement may be terminated before the Closing by mutual written agreement of the Boards of Directors of the parties to this Agreement.

                                   ARTICLE IX

                                     GENERAL

         9.1 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement or in any document delivered in connection with this Agreement. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         9.2 SPECIFIC PERFORMANCE; REMEDIES. The parties to this Agreement acknowledge that the performance of their respective obligations under this Agreement is essential to the consummation of the transactions contemplated by this Agreement. Each of them further acknowledges that neither party will have an adequate remedy at law if the other party fails to perform its obligations under this Agreement. In such event, each party shall have the right, in addition to any other rights it may have, to compel specific performance of this Agreement.

         9.3 EXPENSES. Each of the parties to this Agreement shall pay its own expenses in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and expenses of its counsel and its certified public accountants and other experts.

         9.4 CONFIDENTIALITY. If the transactions contemplated by this Agreement are not consummated and are terminated pursuant to Articles VI, VII, or VIII of this Agreement, then each of the parties to this Agreement agrees to keep confidential and shall not use for its own benefit any of the information (unless in the public domain) obtained from any other party and shall promptly return to such other parties all schedules, documents or other written information (without retaining copies thereof) previously obtained from such other parties.

         9.5 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed, first class mail, postage prepaid, to:

         If to NuMed:

                  NuMed Surgical, Inc.
                  7270 Sawgrass Point Drive
                  Pinellas Park, Florida 33782

         If to Nutriceuticals.com:

                  Nutriceuticals.com Corporation
                  6950 Bryan Dairy Road
                  Largo, Florida 33777

or to such other address as such party shall have specified by notice in writing to the other parties.

         9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits to this Agreement and all documents and papers delivered pursuant to this Agreement and any written amendments to this Agreement executed by the parties to this Agreement) constitutes the entire agreement, and supercedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter of this Agreement.

         9.7 ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

         9.8 VENUE; PROCESS. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the Thirteenth Judicial Circuit of the State of Florida, in and for Hillsborough County, Tampa, Florida, or in the United States District for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement. Such jurisdiction and venue are merely permissive; and, jurisdiction and venue would otherwise be proper. The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

         9.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.11 GOVERNING LAW. This Agreement has been negotiated and prepared and will be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under, this Agreement shall be governed in accordance with the laws of the State of Florida (except any choice of law provision of Florida law shall not apply if the law or state or jurisdiction other than Florida would apply thereby).

         IN WITNESS WHEREOF, this Agreement has been signed by an officer of each of the parties to this Agreement and duly authorized and attested under the corporate seal by the Secretary of each of such parties, all on the date first above written.

ATTEST:                                  NUTRICEUTICALS.COM CORPORATION

         (Corporate Seal)

                                         By:
--------------------------                  ------------------------------------
Secretary                                   President



ATTEST:                                  NUMED SURGICAL, INC.

        (Corporate Seal)

                                         By:
--------------------------                  ------------------------------------
Secretary                                   President

                                                                      APPENDIX C

                             NEVADA REVISED STATUTES

                     SECTIONS 92A.300 TO 92A.500, INCLUSIVE

                           RIGHTS OF DISSENTING OWNERS

                           RIGHTS OF DISSENTING OWNERS
                             Nevada Revised Statutes

        NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections. (Added to NRS by 1995, 2086)

        NRS 92A.305 "Beneficial stockholder defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record. (Added to NRS by 1995, 2087)

        NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation. (Added to NRS by 1995, 2087)

        NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive. (Added to NRS by 1995, 2087)

        NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. (Added to NRS by 1995, 2087)

        NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation. (Added to NRS by 1995, 2087)

        NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation. (Added to NRS by 1995, 2087)

        NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective. (Added to NRS by 1995, 2087)

        NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances. (Added to NRS by 1995,
2087)

        NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity. (Added to NRS by 1995, 2088)

        NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)

        NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation. 1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled. 2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection
1. (Added to NRS by 1995, 2088)

        NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares. 1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

        (a) Consummation of a plan of merger to which the domestic corporation is a party:

                (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

                (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

        (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

        (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

        NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger. 1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless: (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except: (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of: (i) The surviving or acquiring entity; or (ii) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (i) and (ii) of subparagraph (1) of paragraph (b). 2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130. (Added to NRS by 1995,
2088)

        NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

        1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

        2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if: (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. (Added to NRS by 1995, 2089)

        NRS 92A.410 Notification of stockholders regarding right of dissent.

        1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

        2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

        NRS 92A.420 Prerequisites to demand for payment for shares.

        1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights: (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and (b) Must not vote his shares in favor of the proposed action.

        2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089)

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        NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

        1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

        2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must: (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited; (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received; (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date; (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

        NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

        1. A stockholder to whom a dissenter's notice is sent must: (a) Demand payment; (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and (c) Deposit his certificates, if any, in accordance with the terms of the notice.

        2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

        3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

        NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

        1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

        2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

        NRS 92A.460  Payment for shares: General requirements.

        1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this

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subsection may be enforced by the district court: (a) Of the county where the corporation's registered office is located; or (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

        2. The payment must be accompanied by: (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any; (b) A statement of the subject corporation's estimate of the fair value of the shares; (c) An explanation of how the interest was calculated; (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and (e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

        NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

        1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

        2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

        NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

        1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

        2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

        NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

        1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

        2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall

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commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

        3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        5. Each dissenter who is made a party to the proceeding is entitled to a judgment: (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

        NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

        1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

        2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable: (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

        3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

        4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

        5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115. (Added to NRS by 1995, 2092)

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                                 EXHIBIT INDEX

EXHIBIT NUMBER     DESCRIPTION
--------------     -----------
     99.1          NuMed Surgical, Inc. Proxy Card